UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form 10 Amendment No. 1

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Shefford Small Business, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	41-2668405
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1852 Banking Street Suite 29551 Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 330-0977

Send all correspondence to:

Jonathan Cross

1852 Banking Street Suite 29551

Greensboro, North Carolina

Telephone: (646) 330-0977

Email: jcross@sheffordcompanies.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
Shell company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Shefford Small Business, Inc.,” the “Company,” “we,” “our” or “us” means Shefford Small Business, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements except as required by law.

Item 1. Description of Business

(a) Business Development

Shefford Small Business, Inc. (the "Company," "we," "our," or "us") was incorporated under the laws of the State of North Carolina on November 13, 2025. The Company is a development-stage company that, since inception, has conducted no material business operations other than organizational activities and preparation of this registration statement on Form 10 (the "Registration Statement"). The Company has no full-time employees, maintains no operating facilities, and owns no real estate or personal property other than nominal cash assets.

Founder Share Arrangement. At inception, the Company issued 1,000,000 shares of common stock to Jonathan Cross, the Company’s founder, sole officer, director, and shareholder , in consideration for his agreement to fund all expenses and costs incurred by the Company from inception through the consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company. As of the date of this Registration Statement, Mr. Cross has paid an aggregate of approximately $365.00 of expenses and costs on behalf of the Company, including regulatory filing fees, legal and accounting fees, auditing costs, transfer agent fees, and general administrative expenses.

The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more operating businesses (a "Business Combination"). The Company has not identified any specific target business or businesses and has not engaged in any substantive negotiations with any prospective target. The Company has not entered into any letter of intent, memorandum of understanding, or other agreement concerning any Business Combination and does not anticipate doing so prior to the effective date of this Registration Statement.

Upon the effective date of this Registration Statement, the Company will commence actively seeking, investigating, and pursuing potential Business Combination opportunities with one or more existing companies or entities actively engaged in business operations and generating revenues (each, a "Target Business"). The Company has selected December 31 as its fiscal year end.

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(b) Business of Issuer

Blank Check Company and Shell Company Status. Based on its current stage of development and proposed business activities, the Company qualifies as both a "blank check company" and a "shell company" as those terms are defined under applicable federal securities laws.

Under Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, the Company is a "blank check company" because it is a development-stage company that has no specific business plan or purpose other than to merge with or acquire one or more unidentified companies or business entities. Additionally, under Rule 12b-2 of the Exchange Act, the Company qualifies as a "shell company" because it has no or nominal operations and no or nominal assets (other than cash).

Regulatory Implications. The Company's status as a blank check company and shell company subjects it to specific regulatory requirements and restrictions under federal and state securities laws. Many states have enacted statutes, rules, and regulations that limit or prohibit the sale of securities of blank check companies within their respective jurisdictions. To the extent the Company remains a blank check company at the time it seeks to offer securities, the Company will determine the applicability of state securities laws and will comply with all applicable requirements prior to offering or selling any securities.

Reporting Obligations. The Company intends to comply fully with the periodic reporting requirements of the Exchange Act for so long as it remains subject to such requirements. This includes timely filing of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any other reports or filings required by applicable rules and regulations.

Business Objective. The Company was organized to effect a Business Combination with one or more operating businesses generating revenues. The Company's principal business objective for the next 12 months and beyond is to achieve long-term growth potential through a Business Combination rather than immediate, short-term earnings. The Company will evaluate Business Combination opportunities across all industries, business sectors, and geographic locations without restriction, and thus may acquire or merge with any type of business or entity.

The Company intends to retain a meaningful equity interest in any Target Business following consummation of a Business Combination. Following a Business Combination, there can be no assurance that the Company will be eligible to trade on a national securities exchange or be quoted on the OTC Markets Group Inc. or any other trading market.

Holding Company Structure. The Company intends to operate as a holding company following any Business Combination. All acquired businesses will be structured as direct or indirect subsidiaries of the Company, with the Company maintaining its existence as the parent entity and publicly reporting company. The Company will not effect traditional reverse mergers in which the Target Business becomes the surviving entity or in which the Company serves merely as a conduit or shell vehicle. Instead, the Company will retain its corporate existence, maintain control through majority or complete ownership of subsidiary entities, and oversee the operations of its subsidiaries through centralized management and governance at the holding company level.

Governance Philosophy. The Company is being organized to operate as a permanent holding company that acquires and operates subsidiary businesses, not as a temporary shell vehicle to be sold to target business owners seeking public company status. The Company intends to effect Business Combinations that are structured as genuine acquisitions of operating businesses at fair market valuations, with such businesses becoming subsidiaries of the Company.

The Company will make Business Combination decisions based on the strategic merits, financial performance, growth prospects, and valuation of Target Businesses, regardless of whether such acquisitions result in changes to the ownership or control of the Company. The Company may raise capital from third-party investors, issue equity to sellers of acquired businesses, utilize debt financing, or employ other capital structures as appropriate to effect acquisitions and grow the business.

The ownership structure of the Company following Business Combinations may change significantly, potentially resulting in Jonathan Cross holding a majority, minority, or nominal equity position. Such ownership changes, if they occur, will result from arm's-length transactions at fair valuations designed to acquire valuable operating businesses and create long-term shareholder value, not from sales of shell company access or control.

This governance philosophy is designed to distinguish the Company from blank check companies or shell corporations whose primary function is to serve as reverse merger vehicles or to provide public company access to private businesses through shell sale transactions.

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(c) Selection and Evaluation of Target Business

Management Responsibility. The identification, evaluation, and analysis of potential Business Combination opportunities will be undertaken by or under the direct supervision of Jonathan Cross, the Company's sole officer and director. Mr. Cross has unrestricted flexibility in seeking, analyzing, and evaluating potential Target Businesses, subject to his fiduciary duties to the Company and its shareholders under applicable corporate law.

Evaluation Criteria. In evaluating potential Target Businesses, the Company will consider numerous factors, none of which will be controlling. The Company expects to focus on the following evaluation criteria to the extent material and applicable:

•

Growth Potential: Evidence of potential for both acquisition-based growth and organic growth, as indicated by proprietary technology, anticipated market expansion, new products or services, or defensible competitive advantages;

•

Competitive Position: Assessment of the Target Business's competitive position relative to other firms of similar size and experience within its industry segment and the broader industry, including market share, brand recognition, customer loyalty, and barriers to entry;

•	Management Quality: Strength, depth, and diversity of existing management, or a clear plan for recruiting qualified management personnel to execute the business plan post-combination;
•

Capital Requirements and Availability: Analysis of capital requirements necessary to operate and grow the business, including the Company's ability to provide required capital, the Target Business's ability to generate capital from operations, availability of debt or equity financing, potential for joint ventures or strategic partnerships, and other capital sources;

•

Valuation: The cost of the Business Combination relative to the perceived tangible and intangible values and growth potential of the Target Business, including consideration of assets, revenue, profitability, market position, and future prospects;

•

Advancement Potential: The extent to which the Company can enhance, improve, or accelerate the Target Business's operations, market position, or strategic objectives through the Business Combination and access to public capital markets;

•

Resource Accessibility: The accessibility and availability of management expertise, qualified personnel, raw materials, suppliers, professional services (legal, accounting, auditing), and other resources necessary to operate and grow the Target Business following the Business Combination.

Due Diligence Process. In applying the evaluation criteria described above, management will analyze all relevant factors and circumstances and will make determinations based upon reasonable investigative measures and available data. The Company's due diligence investigation of a potential Target Business will include, to the extent applicable and available:

•	Review and analysis of audited and unaudited financial statements prepared in accordance with generally accepted accounting principles;
•	Interviews with management, key employees, and members of the board of directors or similar governing body;
•	Verification of information through discussions with customers, suppliers, vendors, competitors, and industry experts;
•	Consultation with financial advisors, investment bankers, accountants, and legal counsel;
•	Review of material contracts, intellectual property, regulatory compliance, litigation, and other legal matters;
•	Analysis of market conditions, competitive landscape, and industry trends.

Limitations on Due Diligence. Potential Business Combination opportunities may arise in many different industries and at various stages of development, which will make the comparative investigation and analysis of such opportunities complex and difficult. Due to the Company's limited financial resources available for investigation and due diligence, the Company may not discover or adequately evaluate material adverse facts about a Target Business prior to consummating a Business Combination. The Company cannot provide assurance that its due diligence investigation will identify all material risks or liabilities associated with a particular Target Business.

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Sourcing of Business Combination Opportunities. The Company will source potential Business Combination opportunities through multiple channels, including:

•	The business network and professional relationships of Jonathan Cross, the Company's sole shareholder, officer, and director;
•

Direct outreach to private companies, business owners, and management teams through various communication methods, including electronic communications, social media platforms, industry conferences, and targeted marketing;

•

Engagement with intermediaries and professional networks, including business brokers, securities broker-dealers, investment bankers, venture capitalists, private equity firms, commercial banks, accounting firms, law firms, and other members of the financial and professional community who may present Business Combination opportunities;

•	Unsolicited proposals from companies, entrepreneurs, or their representatives seeking to become publicly traded through a Business Combination with the Company.

Finder's Fees. The Company has no current plans, understandings, agreements, or commitments with any individual or entity to act as a finder or to identify Business Combination opportunities. However, the Company's corporate policy permits engagement of finders on mutually agreeable terms. If the Company determines it is beneficial to engage a finder, the Company may pay cash finder's fees, issue securities as finder's fees, or provide other compensation as negotiated and permitted under applicable law and regulations.

Conflicts of Interest and Related Party Transactions. The Company does not currently intend to acquire or merge with any business in which its promoter, management, or affiliates or associates of the promoter or management, directly or indirectly, hold a material ownership interest. However, the Company's corporate policy permits related party transactions subject to appropriate disclosure, board approval (with interested parties recused), and fairness determinations as required under applicable corporate law and fiduciary duty standards. Any related party transaction will be disclosed to shareholders in accordance with applicable securities laws and regulations.

Shareholder Disclosure and Approval. The Company intends to provide complete and comprehensive disclosure to shareholders concerning any proposed Target Business, including detailed business operations, financial condition, management, risk factors, and terms of the proposed Business Combination, before consummating such transaction. The level of shareholder approval required will depend on the structure of the Business Combination and applicable corporate and securities law requirements.

Acquisition Parameters. The Company will acquire Target Businesses in a manner consistent with building a diversified holding company portfolio. The Company may acquire 100% of a Target Business, a majority interest, or a substantial minority interest, depending on the specific opportunity, valuation, availability of capital, and strategic objectives.

The Company's preference is to acquire controlling interests (greater than 50% ownership) or complete ownership (100%) of Target Businesses to ensure alignment of interests, operational control, and ability to consolidate financial results. However, the Company may acquire minority interests in high-quality businesses where such investments provide strategic value, partnering opportunities, or pathways to future increased ownership.

Following a Business Combination, any Target Business in which the Company acquires an interest will be structured as a subsidiary of the Company.

Subsidiary Structure and Holding Company Operations. Following consummation of a Business Combination, the Company will operate as a holding company with the acquired Target Business functioning as a direct or indirect subsidiary. The Company anticipates acquiring additional businesses over time, with each acquisition structured as an additional subsidiary under the holding company umbrella. This holding company structure is designed to:

•	Facilitate multiple business acquisitions without requiring repeated mergers or reorganizations of the parent entity;
•	Provide liability segregation between different operating businesses;
•	Enable streamlined acquisition of additional complementary or synergistic businesses;
•	Maintain continuity of the public reporting entity and any future public trading market;
•	Allow for centralized capital allocation, strategic planning, and governance oversight across multiple operating subsidiaries;
•	Permit the Company to pursue a "buy and build" growth strategy within one or more industry sectors;
•	Preserve the Company's identity, corporate history, and Exchange Act reporting status through multiple acquisitions and business combinations.

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The Company expects that operational management of each subsidiary will be conducted by that subsidiary's management team, subject to oversight, strategic direction, and capital allocation decisions made by the holding company's board of directors and executive officers. The Company may provide shared services, administrative support, financial management, legal and compliance oversight, and strategic guidance to its subsidiaries from the holding company level. This structure is intended to preserve the operational autonomy and management expertise of acquired businesses while providing the benefits of centralized public company infrastructure, capital markets access, and strategic oversight.

Target Business Characteristics. The Company intends to effect Business Combinations with companies whose owners and management teams demonstrate a commitment to executing an aggressive growth strategy or those that recognize that the Company may be the best acquirer to build on the legacy that they have created.

Target Business owners may be motivated by various objectives, including:

•	Desire to pursue aggressive growth strategies that require access to public capital markets, institutional financing, or acquisition currency;
•	Recognition that transitioning to public company ownership under a permanent holding company structure provides the optimal path for business continuity, employee retention, and legacy preservation;
•	Belief that the Company's patient capital approach, operational support, and strategic guidance can enhance the value and longevity of the business they have built;
•	Need for liquidity, estate planning, or partial monetization while maintaining ongoing involvement or employment;
•	Strategic vision that the business can achieve greater scale, market penetration, or competitive positioning as part of a larger public holding company platform.

The Company recognizes that business owners who have built valuable enterprises often seek acquirers who will respect the business culture, retain key employees, preserve brand identity, and continue the mission and values that made the business successful. The Company's holding company structure is designed to provide such continuity, with acquired businesses operating as subsidiaries with operational autonomy, subject to strategic oversight and support from the holding company level.

The Company also recognizes both the benefits and obligations associated with becoming a reporting entity under the Exchange Act. Benefits of becoming a public reporting company may include access to public capital markets for future financing, enhanced visibility and credibility with customers and suppliers, ability to use publicly traded securities for acquisitions and employee compensation, and increased liquidity for shareholders. Obligations include compliance with comprehensive reporting and disclosure requirements, implementation of internal controls over financial reporting, adherence to corporate governance standards, and increased legal and accounting costs.

Management Compensation Not a Condition. The payment of any compensation to the Company's directors, officers, or promoters will not be imposed as a condition upon any Target Business in order to consummate a Business Combination. Any compensation arrangements with the Company's management following a Business Combination will be negotiated at arm's length and disclosed in accordance with applicable requirements.

Distinction from Shell Sale Transactions. The Company is not being created as a vehicle for selling or transferring control of a public shell company to the owners of a private operating business. The Company's business model is to identify, acquire, and operate businesses as subsidiaries of the holding company, creating value through strategic acquisitions, operational improvements, access to capital markets, and portfolio management.

The Company will not enter into transactions in which:

•	The primary value exchanged is access to the Company's status as a public reporting entity rather than fair consideration for an operating business;
•	Former owners of a target business receive control of the Company in exchange for nominal or inadequate consideration;
•

The transaction is structured primarily to benefit the target business's owners in obtaining a public listing rather than to benefit the Company's shareholders through acquisition of a valuable business;

•	The terms are not negotiated at arm's length or do not reflect fair market valuations.

All Business Combinations will be evaluated based on their business merits, with transactions structured to acquire valuable operating businesses at reasonable valuations, regardless of whether such transactions result in the existing shareholder retaining, reducing, or losing his controlling interest in the Company. The Company's objective is to build long-term enterprise value through strategic acquisitions and effective management of subsidiary businesses, not to sell access to public company status.

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No Assurance of Success. No assurance can be given that the Company will successfully identify and consummate a Business Combination, that any Business Combination will be consummated on favorable terms to the Company or its shareholders, or as to the nature, operations, financial condition, or prospects of any Target Business that may be acquired.

(d) Form of Business Combination

Structure of Transaction. The Company intends to operate as a holding company and will structure all Business Combinations such that acquired Target Businesses become wholly-owned or majority-owned subsidiaries of the Company. The Company will remain the parent entity and will not merge into or be dissolved in favor of any Target Business. The manner in which the Company acquires subsidiary businesses will depend upon multiple factors, including the nature of the opportunity, the respective needs and objectives of the Company and the Target Business, the relative negotiating strength of the parties, tax considerations, accounting treatment, regulatory requirements, and market conditions. Potential transaction structures may include, but are not limited to:

•

Forward Merger: The Target Business merges with and into a newly-formed, wholly-owned subsidiary of the Company, with the subsidiary as the surviving entity and the Company as the parent holding company;

•	Stock Purchase: The Company acquires all or a majority of the capital stock of the Target Business, with the Target Business becoming a direct subsidiary of the Company;
•

Asset Purchase: The Company or a newly-formed subsidiary acquires substantially all of the assets and assumes certain liabilities of the Target Business, with such assets transferred to and operated by a subsidiary of the Company;

•

Subsidiary Contribution: Formation of a new subsidiary into which the Target Business contributes its business, assets, and operations in exchange for equity ownership, with the Company retaining majority or complete ownership and control of such subsidiary;

•

Combination Structures: Combination of the foregoing or other transaction structures permitted under applicable law, provided that in all cases the Company remains the surviving parent entity and maintains its corporate existence.

The Company will not effect reverse mergers in which the Target Business becomes the ultimate parent entity or in which the Company merges into and is absorbed by the Target Business. The Company intends to maintain its corporate existence and Exchange Act reporting status following all Business Combinations, operating as a permanent holding company platform for one or more subsidiary operating businesses.

Consideration. The Company may effect Business Combinations through various forms of consideration, including cash, debt securities, preferred stock, common stock, warrants, or other securities of the Company (the parent holding company), or through combinations thereof. The Company intends to structure acquisitions in a manner designed to build long-term enterprise value, with consideration for Target Businesses determined based on fair market valuations and negotiated at arm's length.

The specific terms of any transaction cannot be predicted at this time and will be subject to negotiation with each Target Business. The Company's general strategy is to acquire Target Businesses in a manner that creates value for the Company and its shareholders, which may involve:

•	Acquisition of Target Businesses for cash consideration, funded through debt financing, equity raises from third-party investors, operating cash flow, or combinations thereof;
•	Issuance of non-voting preferred stock or subordinated debt to sellers of Target Businesses;
•	Issuance of common stock to sellers of Target Businesses, potentially in minority or majority amounts depending on valuations and transaction structure;
•	Structured earn-out arrangements where additional consideration is paid based on post-acquisition performance;
•	Seller financing or other creative consideration structures;
•	Combination of the foregoing.

The Company intends to raise capital for acquisitions through various means, which may include private placements of equity or debt securities to accredited investors, institutional investors, or strategic partners; bank financing or other debt arrangements; seller financing; or public offerings of securities if the Company becomes eligible for such offerings. Any such capital raises may result in dilution to existing shareholders, including Jonathan Cross, but such dilution would result from legitimate capital raising activities designed to fund acquisitions and growth, not from sales of shell company access.

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Existing shareholders of the Company, including Jonathan Cross, may experience dilution to their equity ownership percentage as a result of Business Combinations and capital raising activities. However, such dilution is anticipated to be accompanied by the acquisition of operating businesses that generate revenues and the building of enterprise value at the holding company level.

Ownership Changes and Valuation-Based Dilution. The Company will evaluate Business Combinations based on business merits and fair market valuations of Target Businesses, without regard to the impact on the existing shareholder's ownership percentage or control status. If a Target Business has a valuation that, when exchanged for Company stock or causes the Company to raise capital to fund the acquisition, results in the former owners of that Target Business and/or third-party investors holding a majority of the Company's outstanding securities, such ownership restructuring will be permitted.

The distinction between legitimate value-creating Business Combinations and improper shell sales is that in legitimate acquisitions:

•	Fair market valuations are established through arm's-length negotiations;
•	The Target Business is genuinely valued for its operating characteristics, financial performance, assets, and growth prospects;
•	Consideration reflects the true economic value of the Target Business, not merely the value of public company access;
•	The Company's shareholders receive equity interests in the resulting combined enterprise, with ownership percentages proportional to their respective contributions of capital or assets;
•	All disclosures are full and transparent regarding valuations, terms, and the effect on existing shareholders.
In contrast, improper shell sale transactions involve:

•	Transfer of control to Target Business owners in exchange for nominal or inadequate consideration;
•	Primary value exchanged being public company status rather than fair value for business operations;
•	Terms that disproportionately benefit target business owners relative to the economic value of the business;
•	Lack of arm's-length negotiations or fair market valuations;
•	Insufficient disclosure of the shell sale structure to investors.

The Company commits to structuring all transactions as legitimate Business Combinations meeting the first set of criteria above, regardless of whether such transactions result in existing shareholders reducing their ownership percentages.

Control and Management Following Business Combination. The Company is not being formed for the purpose of selling control of the shell company to the owners of an acquired Target Business. Unlike certain blank check companies that serve primarily as vehicles for reverse merger transactions in which the target company's owners acquire control of the public shell, the Company intends to effect genuine Business Combinations in which Target Businesses become subsidiaries of the Company and the Company continues as an operating holding company.

The ownership and control structure of the Company following a Business Combination will depend on multiple factors, including the valuation of the Target Business, the form and amount of consideration paid, the need to raise additional capital from third-party investors, and the negotiated terms of the transaction. Depending upon these factors, the existing shareholder of the Company (Jonathan Cross) may or may not retain majority voting control following a Business Combination.

However, regardless of the ultimate ownership structure, Business Combinations will be structured as arm's-length acquisitions of operating businesses by the Company, not as sales of the Company's shell structure to target business owners. This distinction is material:

•

Acquisition Structure: Target Businesses will be acquired by the Company and will become subsidiaries or integrated operations of the Company, with consideration (cash, stock, debt, or combinations thereof) paid to the former owners based on negotiated valuations and market terms;

•

Not Shell Sales: The Company will not engage in transactions whose primary purpose or effect is to transfer control of the public shell company to target business owners in exchange for nominal consideration or as a means of providing the target business with access to public markets;

•

Genuine Business Combinations: All transactions will be evaluated based on the business merits of the Target Business, its financial performance and prospects, strategic fit, valuation, and potential to create long-term shareholder value, rather than on the basis of providing shell company access;

•

Continuity of Entity: Following a Business Combination, the Company will continue operating as a holding company with the acquired business as a subsidiary, with corporate governance, financial reporting, and strategic oversight maintained at the holding company level.

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The equity ownership of the holding company following a Business Combination may include Jonathan Cross as a majority, minority, or non-controlling shareholder, depending on the size and terms of the acquisition and any associated capital raises. Former owners of acquired Target Businesses may receive sufficient shares of the Company to constitute majority ownership if the valuation of the acquired business and structure of the transaction warrant such an outcome. Additionally, third-party investors who provide capital to fund acquisitions or support growth may receive equity interests that dilute all existing shareholders.

However, changes in ownership percentages will result from legitimate business transactions at fair valuations, not from sales of the shell company structure. As part of any Business Combination transaction, some or all of the Company's current directors may resign and be replaced by new directors who may include representatives of the acquired business, independent directors, or individuals designated by major shareholders, all in accordance with the terms of the transaction and the Company's governance documents. Similarly, the Company's officers may be replaced with former management from acquired businesses or with new management recruited to lead the holding company and its subsidiaries.

The existing shareholder of the Company may or may not retain control of a majority of the voting securities of the Company following a Business Combination, but the Company will retain its existence as the parent holding company entity and maintain its status as the reporting entity under the Exchange Act. In all cases, such changes will result from legitimate acquisition activities and capital raises designed to build enterprise value, not from sales of shell company control.

Shareholder Approval Requirements. The shareholder approval requirements for a Business Combination will depend on the structure of the transaction and applicable law:

•

Acquisition Without Merger: In the case of an asset acquisition or stock purchase that does not involve a merger or consolidation of the Company, the transaction may be approved and consummated by action of the Company's board of directors and management, potentially without a vote or approval by the Company's shareholder, depending on the specific facts and circumstances and requirements under North Carolina corporate law.

•

Merger or Consolidation: In the case of a forward merger or other transaction structure directly involving the Company, it will likely be necessary to convene a shareholders' meeting and obtain the approval of the holder(s) of a majority of the outstanding voting securities entitled to vote. The requirement to obtain shareholder approval may result in delays and additional expenses in consummating the proposed transaction and will give rise to appraisal rights for dissenting shareholders under applicable corporate law, which could require the Company to purchase shares held by dissenting shareholders at a judicially determined fair value.

Management Oversight and Execution. The identification, analysis, negotiation, and execution of a Business Combination will be undertaken by or under the supervision of Jonathan Cross, the Company's sole officer and director. Pursuant to Mr. Cross's commitment in connection with his receipt of the Company's founder shares, Mr. Cross will provide all necessary funds to implement the Company's business plan through consummation of the initial Business Combination. This includes funding for organizational expenses, regulatory compliance costs, professional fees (legal, accounting, and auditing), due diligence costs, and other expenses incidental to operating as a public reporting company and pursuing Business Combination opportunities. These funds will be provided as non-refundable capital contributions, and Mr. Cross will have no right to reimbursement from the Company.

Sourcing Activities. Consistent with applicable securities laws and regulations, no substantive discussions, negotiations, or communications regarding any potential Business Combination will occur until after the effective date of this Registration Statement. Following the effective date, Mr. Cross will actively seek to identify and evaluate Target Businesses through various means, including but not limited to:

•	Targeted outreach via email, social media platforms (including LinkedIn, Twitter, and industry-specific networks), direct mail, and telephone contact to business owners, executives, and entrepreneurs;
•

Distribution of information about the Company and its Business Combination objectives to accounting firms, law firms, investment banking firms, financial advisory firms, venture capital firms, private equity firms, family offices, and similar professional organizations;

•	Creation and maintenance of one or more websites describing the Company and soliciting Business Combination proposals;
•	Attendance at industry conferences, trade shows, networking events, and investor meetings;
•

Review and response to unsolicited Business Combination proposals received from various sources, including securities broker-dealers, investment bankers, venture capitalists, commercial bankers, and other members of the financial and business community.

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The Company has no current plans, understandings, agreements, or commitments with any individual or entity to act as a finder or business opportunity locator for the Company. The Company cannot provide assurance that it will successfully identify or acquire a desirable Target Business, particularly given the limited financial resources expected to be available for implementation of its business plan. Furthermore, the Company cannot provide assurance that any Business Combination, if consummated, will be on terms favorable to the Company or its existing shareholders.

Transaction Costs and Risks. The investigation of specific Business Combination opportunities and the negotiation, drafting, and execution of relevant transaction agreements, disclosure documents, registration statements, proxy materials, and other instruments will require substantial management time and attention and will result in significant costs for legal counsel, accountants, auditors, financial advisors, and other professional service providers.

Mr. Cross anticipates devoting approximately thirty (30) hours per week to identifying, sourcing, evaluating, and negotiating potential Business Combination opportunities on behalf of the Company. If the Company determines not to proceed with a specific Business Combination opportunity after conducting preliminary or advanced due diligence, the investigation costs incurred will not be recoverable. Furthermore, even if the Company reaches a definitive agreement for a Business Combination, the failure to satisfy closing conditions or consummate the transaction may result in the loss of all costs incurred in connection with such opportunity.

All costs and expenses incurred by the Company through the consummation of the initial Business Combination will be funded by non-refundable capital contributions from Jonathan Cross, the Company's sole shareholder, pursuant to his commitment made in consideration for the issuance of the Company's founder shares at inception. Mr. Cross will not be entitled to reimbursement of such expenses. Such costs are expected to include, but are not limited to:

•	Legal fees for SEC compliance, corporate governance, contract negotiation, and transaction documentation;
•	Accounting and auditing fees for financial statement preparation and audit;
•	SEC filing fees;
•	Transfer agent fees;
•	Professional fees for financial advisors, consultants, or other service providers;
•	Due diligence expenses, including travel costs, third-party reports, and background checks;
•	General administrative and overhead expenses.

Employees. The Company currently has no employees other than Jonathan Cross, its sole officer and director. Mr. Cross is engaged in outside business activities unrelated to the Company and is not required to commit his full-time attention to the affairs of the Company. However, Mr. Cross anticipates devoting substantial time and effort to the Company's business operations, both before and after consummation of a Business Combination. The Company does not expect any significant changes in the number of employees prior to a Business Combination, other than such changes as may be incident to or result from a successful Business Combination. Following a Business Combination, the Company anticipates that the acquired Target Business will retain or employ its existing management team and personnel, subject to management decisions made by the holding company's board of directors. The Company may also add administrative, financial, legal, and compliance personnel at the holding company level to support its operations as a public reporting company and to oversee its subsidiary operations.

Voluntary Filing. The Company is filing this Registration Statement with the U.S. Securities and Exchange Commission on a voluntary basis. The Company is not required to register any class of its securities under the Exchange Act based on its current number of shareholders or total assets. The Company has elected to become a voluntary reporting company under the Exchange Act to facilitate its business objectives and enhance transparency with current and prospective shareholders, potential Business Combination targets, and the capital markets generally.

(e) Periodic Reporting and Audited Financial Statements; Disclosure of Business Combination

Periodic Reporting Obligations. Upon the effective date of this Registration Statement, the Company's class of common stock will be registered under the Exchange Act and the Company will have reporting obligations, including the requirement to file annual, quarterly, and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company's annual reports will contain financial statements audited and reported on by its independent registered public accounting firm.

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Target Business Financial Statement Requirements. The Company will not acquire a Target Business if audited financial statements based on United States generally accepted accounting principles ("US GAAP") cannot be obtained for the Target Business. The Company cannot assure shareholders that any particular Target Business identified by the Company as a potential acquisition candidate will have financial statements prepared in accordance with US GAAP or that the potential Target Business will be able to prepare its financial statements in accordance with US GAAP. To the extent that this requirement cannot be met, the Company may not be able to acquire the proposed Target Business. While this may limit the pool of potential acquisition candidates, the Company does not believe that this limitation will be material.

Form 8-K Disclosure of Business Combination. Upon the consummation of a Business Combination, the Company will file with the SEC a current report on Form 8-K to disclose the Business Combination, the terms of the transaction, and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the Business Combination. Holders of the Company's securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the SEC's website, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at Room 1518, 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Emerging Growth Company Status. The Company is an "emerging growth company" under the provisions of the Jumpstart Our Business Startups Act (the "JOBS Act"). The Company shall continue to be deemed an emerging growth company until the earliest of:

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(a) the last day of the fiscal year during which the Company has total annual gross revenues of $1,235,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	(b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of the Company's common equity securities pursuant to an effective IPO registration statement;
•	(c) the date on which the Company has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
•	(d) the date on which the Company is deemed to be a "large accelerated filer," as defined in Section 240.12b-2 of Title 17, Code of Federal Regulations, or any successor thereto.

Emerging Growth Company Exemptions. As an emerging growth company, the Company is exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 (independent registered public accounting firm attestation report related to internal control over financial reporting). Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. The Company will be subject to the requirements of Section 404(a).

As an emerging growth company, the Company is also exempt from Section 14A(a) and (b) of the Exchange Act, which require the shareholder approval of executive compensation and golden parachutes.

 Item 1A. Risk Factors

The following are the material risks we believe you should carefully consider before investing in our securities. The risks described below are not the only ones facing our Company. Additional risks of which we are unaware or that we currently deem immaterial may also adversely affect our business. If any of the following risks occur, our business, financial condition, and results of operations could be materially harmed, and the value of our Common Stock could decline substantially or become worthless.

Risks Related to Our Business Development Stage and Lack of Operating History

Our Business is Difficult to Evaluate Because We Have No Operating History and Limited Assets.

The Company is a development-stage blank check company with no operating history, no revenue-generating operations, and only nominal assets (other than cash contributed by our founder). As a shell company, we have minimal business operations beyond our pursuit of a Business Combination. Investors should not expect any revenue or earnings from operations until after consummation of a Business Combination with an operating company. Because we have no operating history, we will be unable to provide you with meaningful financial information about our business operations or performance. This lack of operating history makes our Company difficult to evaluate as an investment, and increases the risk that you will lose your investment.

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We May Be Unable to Consummate a Business Combination.

There is no assurance that we will be able to identify and consummate a Business Combination. The Company has not identified any specific Target Business and has made no efforts to locate one. We face significant competition from other blank check companies, established public companies, venture capital firms, private equity firms, and other well-financed entities in seeking suitable Business Combination opportunities. Many of these competitors have substantially greater financial resources, technical expertise, and managerial capabilities than we do. Consequently, we may be unable to identify attractive acquisition opportunities or may be unable to consummate a Business Combination on favorable terms. If we are unable to consummate a Business Combination, shareholders will receive little or no return on their investment, and the Company may cease operations.

We Cannot Assure You That We Will Identify Suitable Target Businesses or Evaluate Them Adequately.

Despite our best efforts in conducting due diligence, we may not discover or adequately evaluate material adverse facts about a Target Business before consummating a Business Combination. Due to our limited financial resources available for investigation and due diligence activities, we may not discover all material risks, liabilities, or adverse facts associated with a potential Target Business. Even after conducting due diligence investigations, there is no guarantee of a beneficial outcome following consummation of a Business Combination. A Business Combination consummated without complete knowledge of material facts could result in substantial losses for shareholders.

Risks Related to Our Founder and Management

Jonathan Cross is Our Sole Officer and Director and Has Limited Public Company Experience.

Jonathan Cross, our sole officer and director, has no prior experience as an executive officer or director of a public company. As a development-stage shell company, we have significant regulatory obligations and reporting requirements that may be unfamiliar to someone without public company experience. The lack of public company experience may adversely affect our ability to manage our obligations as a reporting company, comply with SEC regulations, maintain internal controls over financial reporting, and successfully navigate the business combination process. This could result in management failures, regulatory violations, or operational inefficiencies that harm the Company and its shareholders.

Jonathan Cross's Other Business Activities May Create Conflicts of Interest.

Jonathan Cross is involved in other business activities and may, in the future, become involved in additional business opportunities. Mr. Cross's other business activities may compete with his time commitments and attention to the Company. There is a potential conflict of interest if Mr. Cross's other business activities coincide with opportunities available to the Company or if attractive acquisition opportunities compete for his limited time and resources. While Mr. Cross has committed to devote substantial time to the Company's business, particularly during the pursuit of a Business Combination, there can be no assurance that he will successfully balance his other obligations with his responsibilities to the Company. The Company has not formulated a formal written policy for the resolution of such conflicts. Any conflict of interest could delay completion of a Business Combination or cause Mr. Cross to prioritize other business interests over the Company's interests, which would adversely impact the Company.

Jonathan Cross is Not Obligated to Present Business Combination Opportunities to the Company.

While Mr. Cross has committed to actively pursue Business Combination opportunities, he is not contractually obligated to present all opportunities that he becomes aware of to the Company. If Mr. Cross identifies an attractive business opportunity that could benefit either the Company or his other business interests, Mr. Cross may have the discretion to pursue the opportunity through his other business ventures rather than on behalf of the Company. This could limit the pool of available opportunities for the Company and impair our ability to consummate a Business Combination.

Jonathan Cross is Obligated to Fund All Pre-Combination Expenses, and Cessation of Such Funding Could Prevent Business Combination Completion.

Jonathan Cross has committed to provide all necessary capital to fund the Company's operations and expenses through consummation of a Business Combination as non-refundable capital contributions. This includes accounting fees, audit fees, legal fees, SEC filing fees, transfer agent fees, due diligence costs, and other operating expenses. If Mr. Cross ceases to provide funding for any reason—including financial difficulty, change in business priorities, or loss of interest in the Company—the Company will lack the capital necessary to continue operations or pursue Business Combination opportunities. If funding is discontinued, the Company may be unable to maintain its reporting company status, comply with SEC requirements, continue business development activities, or consummate a Business Combination. There would be no recourse against Mr. Cross to recover any shortfall or to compel continued funding.

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Risks Related to the Founder Share Arrangement and Dilution

Founder Shares Represent Substantial Dilution to Future Shareholders.

At inception, the Company issued 1,000,000 shares of common stock to Jonathan Cross (the "Founder Shares") in consideration for his commitment to fund all pre-combination expenses. This represents the entire issued and outstanding common stock of the Company at this time. The Founder Shares were issued without any capital contribution by Mr. Cross in exchange for his commitment to provide non-refundable capital contributions to the Company. While this arrangement provides the Company with necessary capital for operations and due diligence, it results in substantial dilution to future investors. Any investors who purchase shares after the effective date of this Registration Statement will own a minority percentage of the Company and will experience immediate and significant dilution relative to Mr. Cross's founder position. This dilution structure is intended to align Mr. Cross's incentives with successful Business Combination completion, but it means that future shareholders will face a significant ownership disadvantage relative to the founder.

The Consideration Paid for Founder Shares May Not Reflect Fair Value.

The Founder Shares were issued in consideration for Mr. Cross's commitment to fund Company expenses through the initial Business Combination. The valuation of this commitment and the fairness of the exchange cannot be independently verified because: (1) the Company issued the shares without stockholder approval at inception; (2) no independent valuation was obtained; and (3) the expense funding commitment extends for an indefinite period until a Business Combination is consummated. Future shareholders must accept that the Founder Shares were issued on terms determined by Mr. Cross without arm's-length negotiation or independent fairness evaluation.

Risks Related to Ownership and Control Changes Following Business Combination

Our Stockholders May Experience Substantial Dilution or Loss of Control Following a Business Combination.

In connection with any Business Combination, we may issue additional shares of our common stock or other securities to the sellers of the Target Business or to other investors providing capital to fund the acquisition. Depending on the size and valuation of the Target Business, the form of consideration, and the capital structure of any subsequent financing, existing shareholders (including Jonathan Cross) may experience substantial dilution to their equity ownership percentages.

If a Target Business is valued substantially in excess of our Company's current valuation, sellers of the Target Business may receive sufficient shares of our common stock such that they hold a majority or controlling interest in the combined company following the Business Combination. In such circumstances, while the Target Business will operate as a subsidiary of the Company, the former owners of that Target Business may control the parent holding company through their majority equity ownership. Similarly, third-party investors who provide capital to fund acquisitions may receive equity interests that dilute all existing shareholders.

We evaluate Business Combinations based on business merits, strategic fit, and fair market valuations without primary regard to the impact on the existing shareholder's ownership percentage or voting control. This means that legitimate business considerations may result in existing shareholders losing their controlling interest, and potentially their ability to influence major corporate decisions, through valuation-based dilution. While such dilution would result from arm's-length transactions at fair valuations, and not from sales of shell company control, the result for existing shareholders would be the same: loss of ownership percentage and potential loss of control.

We Will Not Limit Our Board of Directors or Shareholder Composition to Preserve Existing Shareholder Control.

Following a Business Combination, as part of the transaction agreements, some or all of our current directors may resign and be replaced by new directors designated by the sellers of the Target Business, third-party investors, or other major shareholders. Similarly, our officers may be replaced with former management from acquired businesses or with new management recruited to lead the holding company and its subsidiaries. We will not impose restrictions on such changes to preserve the existing shareholder's control or board representation. Governance changes that result from legitimate Business Combinations and fair valuation transactions will be permitted, even if they result in significant shifts in control or influence.

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Risks Related to Our Holding Company Business Model

Our Holding Company Structure Creates Operational Complexity and Management Challenges.

We intend to operate as a permanent holding company that acquires and manages multiple operating subsidiaries. This business model differs from traditional blank check companies or SPACs that effect a single merger and become the operating company itself. Our holding company structure creates several operational risks:

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Subsidiary Coordination Complexity: Managing multiple separate operating businesses under a holding company umbrella requires centralized governance, capital allocation decisions, financial reporting, and strategic oversight while maintaining operational autonomy at the subsidiary level. This dual-level management structure increases the risk of miscommunication, conflicting business strategies, or inefficient resource allocation.

•

Holding Company Dependence on Subsidiary Performance: The holding company's financial performance depends entirely on the ability of its subsidiaries to generate revenues, earnings, and cash flow. If one or more subsidiaries underperform or experience operational difficulties, the holding company's ability to fund operations, service debt, make capital investments, or fund additional acquisitions could be impaired.

•

Subsidiary Liability Segregation Risks: While we intend to structure acquired businesses as subsidiaries to provide liability segregation, the courts may, in certain circumstances, pierce the corporate veil and hold the parent holding company liable for subsidiary debts or obligations. Shareholders could face unexpected liabilities if subsidiary legal structures fail to provide the anticipated protection.

•

Parent Company Debt and Leverage: As a holding company, we may incur parent-level debt to finance acquisitions or fund operations. If subsidiary performance declines and cash is unavailable to service parent-level debt obligations, we could face default, covenant violations, or forced asset sales that harm both the holding company and subsidiary businesses.

Risks Related to Our Acquisition Strategy and Target Selection

Our Commitment to Legitimate Business Combinations Rather Than Shell Sales May Limit Acquisition Opportunities.

We have stated that we will not structure Business Combinations as sales of the shell company's public status or control. Instead, we intend to effect genuine acquisitions of operating businesses at fair market valuations, with consideration determined through arm's-length negotiations. This commitment to legitimate M&A transactions may limit our acquisition opportunities because:

•

Target businesses that are primarily seeking public company access (rather than access to capital, strategic partnerships, or operational improvements) may prefer blank check companies or shell sale structures that prioritize providing them with public status over fair valuation.

•

Sellers who expect to acquire majority control of the parent company may find our holding company structure less attractive than reverse merger arrangements where the Target Business becomes the ultimate parent.

•

Our commitment to structured acquisitions with fair market valuations may result in fewer acquisition opportunities than companies without similar commitments, because we will decline transactions where the terms do not reflect appropriate valuations.

This approach aligns with our governance philosophy and distinguishes us from shell sale operations, but it may result in fewer acquisition candidates and slower acquisition timelines.

Our Legacy-Conscious Acquisition Strategy May Reduce the Pool of Available Target Businesses.

We intend to acquire businesses whose owners recognize the Company as the best acquirer to build on the legacy they have created. We emphasize our commitment to respecting business culture, retaining key employees, preserving brand identity, and continuing the mission and values that made the business successful. While this positioning appeals to founder-operated and family businesses, it may not appeal to all potential sellers:

•	Financial buyers, private equity firms, and growth-oriented entrepreneurs may prefer acquirers focused on aggressive cost reduction, consolidation, or rapid scaling rather than legacy preservation.
•

Sellers primarily motivated by maximizing transaction value may view our patient capital approach and legacy focus as less attractive than alternatives offering higher valuations or faster growth strategies.

•	Our emphasis on business continuity and operational autonomy may deter sellers who want transformational change, complete integration into the parent, or elimination of legacy business practices.

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The result is that our acquisition strategy may identify fewer potential Target Businesses than a company without such emphasis on legacy and cultural continuity, potentially extending the timeline for identifying a suitable Business Combination or reducing the quality of available opportunities.

Decisions to Pursue or Decline Specific Business Opportunities Will Be Made Unilaterally by Management.

All decisions regarding which Business Combination opportunities to pursue, evaluate, or decline will be made unilaterally by Jonathan Cross as the Company's sole officer and director. Shareholders will have no vote or approval rights over the selection of a Target Business or the evaluation criteria applied to potential acquisitions. Mr. Cross may choose to pursue opportunities that other shareholders would decline, or may decline opportunities that other shareholders would favor. Shareholders who disagree with management's selection of a Target Business may experience substantial losses, but will have limited recourse or ability to influence the decision-making process.

Risks Related to Business Combination Transaction Structure

Substantial Dilution May Occur Even in Legitimate Business Combinations.

As discussed above, legitimate Business Combinations evaluated based on business merits and fair market valuations may result in existing shareholders experiencing substantial dilution. The Company intends to raise capital for acquisitions through multiple means, including:

•	Private placements of equity or debt securities to accredited investors, institutional investors, or strategic partners;
•	Bank financing or other debt arrangements;
•	Seller financing;
•	Public offerings of securities if the Company becomes eligible.

Any issuance of additional shares of common stock will dilute the ownership percentage of existing shareholders. Additionally, the issuance of preferred stock, convertible debt, or other securities with rights superior to common stock may further disadvantage common shareholders.

We May Be Unable to Structure Business Combinations to Qualify for Favorable Tax Treatment.

We may not be able to structure a Business Combination to qualify as a tax-free reorganization under the Internal Revenue Code. If a transaction does not qualify for tax-free treatment, both the Company and the Target Business's shareholders may be subject to federal and state income taxes on the transaction proceeds. These tax liabilities could reduce the net proceeds available to shareholders, reduce the cash available for post-combination operations, or deter potential Target Businesses from agreeing to the transaction. The inability to achieve tax-free treatment could materially impact the economics of a proposed Business Combination.

We May Not Be Able to Integrate Acquired Businesses Successfully.

If we complete a Business Combination, our success will depend on our ability to effectively integrate the Target Business into our holding company structure. Successful integration requires:

•	Maintaining effective governance and oversight while preserving subsidiary operational autonomy;
•	Managing financial and accounting systems across multiple entities;
•	Retaining key employees and management of the acquired business;
•	Preserving customer relationships, vendor relationships, and brand identity;
•	Managing cultural differences and business model differences between the parent and subsidiary;
•	Achieving projected synergies or cost savings without disrupting operations.

If integration efforts are unsuccessful or require more time and resources than anticipated, the combined company's operations, financial condition, and stock price could be materially harmed. Shareholders may not achieve the anticipated benefits of the Business Combination.

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Risks Related to Mandatory Financial Statement Requirements

Failure to Obtain Audited US GAAP Financial Statements May Prevent Acquisition of Attractive Target Businesses.

The Company has established as policy that we will not acquire any Target Business if audited financial statements prepared in accordance with United States generally accepted accounting principles (US GAAP) cannot be obtained for the Target Business. This requirement is mandatory to satisfy SEC reporting obligations and to ensure the Company can provide audited consolidated financial statements to shareholders following a Business Combination.

However, this requirement may prevent us from acquiring certain attractive Target Businesses because:

•	Many smaller, owner-operated businesses have not prepared audited financial statements and may lack the accounting infrastructure to prepare US GAAP-compliant statements.
•	The cost and time required to have a Target Business prepare audited US GAAP financial statements may be substantial and could deter potential sellers or delay transaction timelines.
•	Some Target Businesses may use accounting methods that are not consistent with US GAAP, requiring significant accounting adjustments or restatements.
•	Target Businesses may lack the accounting personnel or resources necessary to support the audit process or prepare required financial disclosures.

While the Company believes that limiting our pool of Target Businesses to those that can provide US GAAP financials will not be materially limiting, there is no assurance that this policy will not reduce the number of suitable acquisition candidates or negatively impact the quality of available opportunities.

Risks Related to Public Company Status and Emerging Growth Company Status

We Will Incur Substantial Ongoing Costs as a Public Reporting Company.

As a public reporting company registered under the Exchange Act, we will be subject to significant regulatory compliance costs and obligations, including:

•	Annual and quarterly financial reporting requirements (Form 10-K and Form 10-Q);
•	Current event reporting obligations (Form 8-K);
•	Proxy statement preparation and shareholder meeting requirements;
•	Audit and accounting fees;
•	Legal and compliance fees;
•	Investor relations and corporate communications costs;
•	Internal control assessments and potential Sarbanes-Oxley Section 404(a) compliance costs;
•	Transfer agent, registrar, and other administrative fees.

We estimate that these costs will be no less than $10,000 per year in normal circumstances, but could be substantially higher if we engage auditors, take enforcement actions, or undertake significant compliance initiatives. These ongoing costs will persist regardless of whether we consummate a Business Combination, and will reduce the funds available for business development activities or acquisitions. The burden of compliance costs could make it increasingly difficult to justify the Company's existence if a Business Combination is not consummated within a reasonable timeframe.

We Have Elected to Use the Extended Transition Period for Accounting Standards Adoption, Which May Result in Delayed or Different Accounting Standards Application.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. This election allows us to delay compliance with certain accounting standards, but it means:

•	Our financial statements may not be comparable to companies that have already adopted the new accounting standards.
•	The accounting methods we use may become obsolete or inconsistent with market practice by the time we are required to adopt the new standards.
•

After we cease to be an emerging growth company, we will be required to adopt all accounting standards on the same timeline as other public companies, which could require significant financial statement restatements or accounting adjustments.

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This accounting standards deferral policy should not materially impact shareholders, but investors should be aware that our financial statements may not be directly comparable to other public companies during the period we remain an emerging growth company.

We Are Exempt From Certain Corporate Governance Requirements Due to Emerging Growth Company Status.

We are an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act) and are exempt from certain corporate governance and disclosure requirements that apply to other public companies:

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Say-on-Pay Exemption: We are exempt from Section 14A(a) of the Exchange Act, which would otherwise require an annual shareholder advisory vote on executive compensation. This means that shareholders have no formal mechanism to approve or disapprove executive compensation decisions.

•

Golden Parachute Exemption: We are exempt from Section 14A(b) of the Exchange Act, which would otherwise require shareholder approval and disclosure of certain severance and change-of-control payments.

•

Reduced Auditor Attestation: We are exempt from Section 404(b) of the Sarbanes-Oxley Act, which would otherwise require our independent auditor to attest to the effectiveness of our internal control over financial reporting. We are required to assess the effectiveness of internal controls (Section 404(a)), but our auditor's opinion is not required.

These exemptions reduce the oversight and control that shareholders have over management compensation decisions and reduce the rigor of internal control auditing. Shareholders should be aware that these exemptions provide less protection and oversight compared to non-emerging growth companies.

Our Emerging Growth Company Status Will Terminate At Specified Milestones.

We will cease to be an emerging growth company upon the earliest of:

•	(a) the last day of the fiscal year in which we have total annual gross revenues of $1,235,000,000 (indexed for inflation);
•	(b) the last day of the fiscal year following the fifth anniversary of our first sale of common equity securities in an effective registration statement;
•	(c) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the previous 3-year period; or
•	(d) the date on which we are deemed to be a "large accelerated filer" under SEC rules.

Upon termination of our emerging growth company status, we will lose the exemptions and accommodations available to emerging growth companies. We will be required to comply with all public company accounting standards and corporate governance requirements applicable to other large accelerated filers or accelerated filers. This could result in significantly increased compliance costs, expanded disclosure obligations, and reduced flexibility in financial reporting and governance matters.

Risks Related to Blank Check Company and Shell Company Status

We Are a Blank Check Company and Shell Company Subject to Specific SEC Regulations.

The Company qualifies as both a "blank check company" and a "shell company" under SEC rules. As a blank check company, we are subject to certain regulatory restrictions and requirements:

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State Securities Restrictions: Many states limit or prohibit the sale of blank check company securities within their jurisdictions. To the extent we remain a blank check company when we seek to offer securities, we must comply with all applicable state securities laws, which could limit the markets in which we can raise capital.

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Rule 419 Compliance: If we publicly offer securities as a condition to closing any Business Combination while we are a blank check or shell company, we must comply with SEC Rule 419, which requires that all funds be deposited in escrow, shareholders be provided with comprehensive disclosure and voting rights regarding the proposed transaction, and that funds be returned if shareholders do not approve the transaction.

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Reporting Company Status: We have voluntarily elected to become a reporting company under the Exchange Act, subjecting us to periodic reporting requirements, SEC filings, auditing requirements, and other obligations applicable to public companies.

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Our status as a blank check/shell company is inherently speculative and involves substantial risk of loss. Investors should understand that blank check companies have limited operating history and uncertain prospects of ever consummating a successful Business Combination.

Restricted Securities Issued to Our Founder Are Subject to Substantial Resale Restrictions.

All Founder Shares (1,000,000 common shares) issued to Jonathan Cross at inception are "restricted securities" under SEC Rule 144. These shares cannot be resold unless registered under the Securities Act or offered pursuant to an exemption from registration. Additionally, because the Company is currently a shell company, amended Rule 144 imposes significant additional restrictions on resale:

•	The Company must file a Form 10 (the current filing) and cease to be a shell company;
•	The Company must file all required reports under the Exchange Act for at least 12 consecutive months following the Form 10 filing;
•	At least one year must elapse from the date the Company files Form 10 information with the SEC reflecting its status as a non-shell company before restricted securities can be resold.

Consequently, Jonathan Cross (and any future investors who hold restricted securities) will be subject to substantial holding periods and resale restrictions, with no assurance that a liquid trading market will ever exist for the Company's securities. If the Company fails to consummate a Business Combination, these restricted securities may never be resaleable, resulting in a total loss of investment for shareholders.

Risks Related to Trading and Liquidity

There Is Currently No Trading Market for Our Common Stock, and Liquidity Is Severely Limited.

All common stock currently issued by the Company consists of restricted securities that cannot be traded in any market. We have not applied for listing on any national securities exchange, and our stock is not quoted on any quotation system. Shareholders currently have no ability to buy, sell, or trade their shares and cannot obtain current market price quotations for our securities.

Even after consummation of a Business Combination, there can be no assurance that our common stock will be listed on NASDAQ, NYSE, or any other national securities exchange. Following a Business Combination, our common stock would be eligible to trade through the OTC Markets Group Inc., where trading activity, information availability, and liquidity are typically substantially lower than on national exchanges.

SEC Penny Stock Rules May Reduce Trading Activity and Investor Interest in Our Securities.

Our common stock may be subject to SEC penny stock rules, which apply to securities with a market price below $5.00 per share. Penny stock rules impose additional sales practice requirements on broker-dealers, including:

•	Requirement to deliver a standardized penny stock risk disclosure document before any transaction;
•	Requirement to provide bid and ask quotations, broker-dealer compensation information, and other pricing information;
•	Requirement to obtain written suitability determinations and customer agreements before transactions;
•	Requirements to provide monthly account statements showing the market value of penny stock holdings.

These penny stock rules increase the cost and complexity of trading in our securities and may deter broker-dealers from recommending or facilitating trades in our stock. The penny stock rules will likely reduce trading activity, limit investor interest, and make it more difficult for shareholders to buy or sell their shares.

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Our Shares May Not Be Resaleable for an Extended Period Following a Business Combination.

If we consummate a Business Combination, we will likely need to file a resale registration statement on Form S-1 to register shares held by our founder and other restricted shareholders. However, the SEC has developed informal guidelines restricting use of Rule 415 for certain issuers (those with less than $75 million market capitalization that do not qualify for Form S-3), and may require:

•	That the Company file a "primary" offering (direct public offering at a fixed price) rather than using Rule 415 for delayed or continuous resales;
•	That the Company "cut back" the number of shares registered in the resale registration statement;
•	That the Company wait six months after an initial resale registration becomes effective before filing subsequent resale registrations.

These SEC restrictions on resale registrations could substantially limit shareholder liquidity and the ability to resell shares following a Business Combination.

Risks Related to Competition and Market Conditions

We Face Substantial Competition for Suitable Business Combination Opportunities.

The market for identifying and acquiring private businesses is highly competitive. We compete with numerous other blank check companies, established public companies, venture capital firms, private equity firms, strategic buyers, and other well-financed entities. Our competitors typically have:

•	Significantly greater financial resources and capital availability;
•	More extensive networks and relationships for identifying opportunities;
•	Greater technical expertise and specialized industry knowledge;
•	Larger and more experienced management teams;
•	Better access to capital markets and financing sources.

As a small, newly-formed company with limited capital and no operating history, we are at a substantial competitive disadvantage in identifying attractive acquisition targets and successfully negotiating and closing Business Combinations. This competitive disadvantage may result in:

•	Fewer high-quality acquisition opportunities being presented to us;
•	Target businesses preferring larger, better-capitalized competitors;
•	Less favorable terms and conditions in Business Combination negotiations;
•	Inability to compete effectively for the same Target Businesses our competitors pursue.

Risks Related to Foreign Operations

Any Business Combination With a Foreign Company May Subject Us to Additional Risks.

If we enter into a Business Combination with a foreign company or a company with substantial foreign operations, we will be exposed to risks inherent in international business operations, including:

•	Currency Fluctuations: Changes in foreign currency exchange rates could adversely affect the financial condition, operating results, and cash flow of the Target Business;
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Regulatory and Compliance Risks: Different countries have different regulatory environments, tax policies, environmental requirements, and labor laws. Compliance with foreign regulations could be costly and complex;

•	Political and Economic Instability: Political unrest, economic downturns, or policy changes in foreign countries could adversely affect business operations;
•	Trade Barriers: Tariffs, trade embargoes, trade restrictions, or other trade policy changes could negatively impact a foreign business's profitability;
•	Operational Challenges: Logistical challenges, supply chain complexities, and shipping costs associated with cross-border operations could increase operating expenses;
•	Cultural and Language Differences: Cultural differences and language barriers could complicate business management and communications;
•	Foreign Economic Conditions: Differences in economic growth rates, inflation, savings rates, capital investment, and balance of payments positions between countries could impact business performance.

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If we acquire a foreign business, our ability to successfully manage these risks will depend on management expertise, local knowledge, and effective governance structures—and there is no assurance we will be successful.

Risks Related to Management and Corporate Governance

We Have Limited Management and No Independent Board of Directors.

Jonathan Cross is our sole officer and director. We have no independent directors, no board committees (audit, compensation, or otherwise), and no independent oversight of management decisions. This lack of independent governance creates several risks:

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No Independent Oversight: Mr. Cross makes all major decisions regarding Business Combination selection, acquisition strategy, and capital allocation without independent review, challenge, or approval by disinterested directors.

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No Checks on Conflicts of Interest: While we have disclosed that conflicts of interest may arise between Mr. Cross's other business activities and his duties to the Company, there is no independent director review or approval process for addressing such conflicts.

•	No Audit Committee: We have no independent audit committee to oversee our financial reporting process, accounting policies, or interactions with our independent auditors.
•

No Compensation Committee: Our executive compensation (if any) is not reviewed or approved by independent directors. As an emerging growth company, we are not required to provide shareholders with a say-on-pay vote.

The absence of independent directors and board committees increases the risk of management errors, poor strategic decisions, inadequate financial controls, or self-interested transactions that could harm shareholders.

Mr. Cross Controls All Voting Power and Shareholder Decisions.

As the holder of all 1,000,000 Founder Shares, Jonathan Cross currently holds 100% of the Company's voting power. Mr. Cross can unilaterally:

•	Approve or reject any Business Combination;
•	Authorize the issuance of new shares;
•	Amend the Certificate of Incorporation;
•	Fill board positions (currently only his position);
•	Set management compensation (if any);
•	Liquidate or dissolve the Company;
•	Approve major contracts or commitments.

Future investors may own only non-voting shares or minority voting positions and may have no ability to control or influence major corporate decisions. This concentration of voting power in the founder creates the risk that Mr. Cross will make decisions that benefit himself at the expense of future shareholders.

Risks Related to Securities Law Compliance and Investment Company Act

We May Be Subject to Regulation Under the Investment Company Act of 1940.

While we do not currently intend to acquire less than 50% of any Target Business, the Company's Certificate of Incorporation permits acquisition of minority interests in multiple entities. If we engage in Business Combinations that result in our holding passive investment interests in a number of entities, we could inadvertently be classified as an "investment company" under the Investment Company Act of 1940.

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If the SEC determines that we are an investment company, we would be required to:

•	Register as an investment company with the SEC;
•	Comply with extensive investment company regulations regarding portfolio composition, leverage, valuation, disclosures, and governance;
•	Incur substantial registration and compliance costs;
•	Restructure our business operations to comply with investment company restrictions.

Classification as an investment company would materially change our business model, increase our costs, and restrict our operational flexibility. We have obtained no formal determination from the SEC regarding our status under the Investment Company Act, and violation of the Investment Company Act could subject us to material regulatory consequences.

We Will Be Subject to Rule 419 If We Conduct a Public Offering During Our Shell Company Status.

If we conduct a public offering of securities as part of financing a Business Combination while we remain a shell company, we must comply with SEC Rule 419, which imposes significant requirements:

•	Escrow Requirement: All funds received from the offering must be deposited in an escrow account pending shareholder approval of the Business Combination;
•	Shareholder Disclosure and Voting: We must provide comprehensive disclosure regarding the proposed Business Combination to all shareholders and obtain shareholder approval before funds are released;
•	Fund Return Rights: If shareholders do not approve the transaction or do not respond within 45 days, all escrowed funds must be returned to investors;
•	Securities Escrow: All securities issued in the offering must also be deposited in escrow until all conditions are satisfied.

Compliance with Rule 419 adds complexity, cost, and timing uncertainty to any Business Combination financing and may deter potential Target Businesses or sellers from pursuing transactions with us.

Risks Related to Our Holding Company Structure and Subsidiary Operations

We May Not Be Able to Ensure That Our Subsidiaries Comply With Regulatory Requirements Applicable to Their Businesses.

Following acquisition of a Target Business, that business will operate as a subsidiary of our holding company. While we intend to provide strategic oversight and support, we cannot guarantee that subsidiaries will:

•	Maintain compliance with all applicable federal, state, and local regulatory requirements;
•	Implement effective internal controls and risk management procedures;
•	Maintain necessary licenses, permits, and authorizations;
•	Comply with industry-specific regulations or professional standards;
•	Maintain adequate insurance coverage.

If a subsidiary fails to maintain regulatory compliance, the subsidiary and potentially the holding company could face regulatory fines, loss of licenses, operational restrictions, or litigation. Regulatory non-compliance could materially harm the combined company's operations and financial condition.

Our Subsidiaries' Business Performance Directly Impacts Our Holding Company Operations and Financial Condition.

As a holding company, the Company has no operations of its own other than holding subsidiaries. Our financial performance, cash flow, and ability to pay dividends, service debt, or fund operations depend entirely on:

•	The financial and operational performance of our subsidiaries;
•	The subsidiaries' ability to generate revenue, earnings, and positive cash flow;
•	The subsidiaries' ability and willingness to distribute cash to the parent holding company;
•	The subsidiaries' ability to obtain financing to fund their own operations or growth initiatives.

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If one or more subsidiaries underperform, experience operational difficulties, face competitive pressures, or suffer from economic downturns, the holding company will lack sufficient cash flow to fund operations, meet obligations, or invest in growth. This could result in:

•	Inability to fund parent-level overhead and administrative costs;
•	Inability to service parent-level debt obligations;
•	Inability to fund capital investments or acquisitions;
•	Forced sale of subsidiary assets at unfavorable prices;
•	Restructuring or insolvency of the holding company.

Shareholders should understand that their investment returns depend entirely on the operating subsidiaries' ability to generate positive cash flow and returns.

Risks Related to Taxes

We May Be Unable to Structure Business Combinations as Tax-Free Reorganizations.

We intend to structure Business Combinations to qualify as tax-free reorganizations under Section 368 of the Internal Revenue Code. However, we cannot guarantee that:

•	The structure will meet all statutory and regulatory requirements for tax-free treatment;
•	All parties will receive the anticipated tax-free treatment;
•	The parties will cooperate in the required tax reporting and documentation.

If a Business Combination does not qualify for tax-free treatment, both the Company and Target Business shareholders may be subject to federal and state income taxes on the transaction proceeds. These tax liabilities could:

•	Reduce the value of consideration received by Target Business sellers, making them reluctant to proceed;
•	Eliminate or materially reduce the anticipated tax benefits;
•	Require the Company to pay higher consideration to compensate sellers for tax liabilities;
•	Reduce the net cash available for post-combination operations.

Additionally, the Company itself could face tax liabilities if the transaction structure does not qualify for tax-free treatment. Shareholders should understand that tax consequences of Business Combinations are uncertain and could materially impact deal economics.

We Will Have No Revenues and Cannot Pay Dividends Until After Consummation of a Business Combination.

The Company is a development-stage entity with no revenues or earnings. We have never paid dividends on our common stock and do not intend to pay any dividends in the foreseeable future. We anticipate that any funds available for dividend payments will be reinvested into the Company to further its business objectives and fund due diligence activities.

The combination of our development-stage status and our need to retain all capital for operations means shareholders will receive no cash returns on their investment until, and unless, we successfully consummate a profitable Business Combination and generate substantial positive cash flow. Even then, we may choose to reinvest cash flow into additional acquisitions rather than pay dividends. Investors should not purchase shares with expectations of current income or near-term returns.

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General Risk Factors

We Cannot Provide Assurance That We Will Ever Lose Our Shell Company Status.

While we intend to consummate a Business Combination and cease being a shell company, there is no assurance that we will do so within any specified timeframe, or at all. If we fail to consummate a Business Combination, we will remain a shell company indefinitely, and shareholders may never be able to:

•	Resell their restricted securities in reliance on Rule 144;
•	Obtain liquidity or realization of their investment;
•	Achieve any return on their investment.

A purchase of our shares carries substantial risk that shareholders will never receive any meaningful return and may lose their entire investment.

The Nature of Our Business Is Highly Speculative.

The nature of our operations—seeking an unidentified Target Business for acquisition—is inherently speculative and carries a high risk of loss. Investors should be prepared for the possibility that:

•	We may never identify a suitable Business Combination opportunity;
•	We may identify opportunities but fail to negotiate acceptable terms;
•	We may complete a Business Combination that proves unsuccessful or unprofitable;
•	The value of the combined company may decline substantially after a Business Combination;
•	The Company may face financial distress or insolvency.

Investments in blank check companies should be considered highly speculative and suitable only for investors who can afford the total loss of their investment and understand and accept the substantial risks involved.

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Item 2. Financial Information and Management's Discussion and Analysis of Financial Condition and Results of Operation Plan of Operation

Business Model and Objectives

Shefford Small Business, Inc. was incorporated on November 13, 2025, as a development-stage blank check company organized to identify, acquire, and operate subsidiary businesses through a permanent holding company structure.

The Company was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more operating businesses (a "Business Combination"). The Company is not organized to conduct a single reverse merger or to serve as a temporary shell vehicle. Instead, the Company intends to operate as a permanent holding company that acquires multiple operating businesses as subsidiaries and manages them under centralized holding company governance while maintaining subsidiary operational autonomy.

The Company's principal business objective for the next 12 months and beyond is to achieve long-term growth potential through Business Combinations with revenue-generating operating businesses rather than focusing on immediate, short-term earnings.

The Company will not restrict its evaluation of potential Target Businesses to any specific business, industry, or geographic location and thus may acquire businesses across diverse sectors and geographies. However, all acquisitions will be evaluated based on business merits, financial performance, strategic fit, and fair market valuations.

Acquisition Strategy

The Company intends to effect Business Combinations with companies whose owners and management teams either: (a) demonstrate a commitment to executing an aggressive growth strategy, or (b) recognize that the Company may be the best acquirer to build on the legacy they have created.

The Company seeks Target Businesses with the following characteristics:

Operating History: Preference for established businesses generating revenues with demonstrable operating history, financial performance, and customer relationships.

Financial Stability: Target Businesses must have audited financial statements prepared in accordance with United States generally accepted accounting principles (US GAAP). The Company will not acquire any Target Business if audited US GAAP financial statements cannot be obtained. While this requirement may limit the pool of acquisition candidates, the Company believes this limitation will not be material, as it ensures the Company can provide audited consolidated financial statements to shareholders following a Business Combination and maintain compliance with SEC reporting requirements.

Growth Potential: Evidence of organic or acquisition-based growth potential, indicated by new technology, market expansion, new products or services, or defensible competitive advantages.

Management Quality: Strength, depth, and diversity of existing management with clear execution plans, or identified capacity to recruit qualified management personnel.

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Legacy and Cultural Continuity: Recognition by business owners that the Company's holding company structure, patient capital approach, and commitment to business continuity provide an optimal path for preserving the legacy and values that made the business successful, retaining key employees, and maintaining brand identity.

Holding Company Structure and Operations

Following consummation of a Business Combination, the Company will operate as a holding company with the acquired Target Business structured as a direct or indirect subsidiary. The Company intends to pursue a "buy and build" growth strategy, acquiring additional businesses over time, with each acquisition structured as an additional subsidiary under the holding company umbrella.

This holding company structure is designed to:

•	Facilitate multiple business acquisitions without requiring repeated reorganizations or mergers of the parent entity;
•	Provide liability segregation between different operating businesses;
•	Enable streamlined acquisition of additional complementary or synergistic businesses;
•	Maintain continuity of the public reporting entity and Exchange Act reporting status through multiple acquisitions;
•	Allow for centralized capital allocation, strategic planning, and governance oversight across multiple operating subsidiaries;
•	Permit long-term value creation through portfolio management and operational improvements;
•	Preserve the Company's identity, corporate history, and public company status.

Operational management of each subsidiary will be conducted by that subsidiary's management team, subject to oversight, strategic direction, and capital allocation decisions made by the holding company's board of directors and executive officers. The Company may provide shared services, administrative support, financial management, legal and compliance oversight, and strategic guidance to its subsidiaries from the holding company level.

The Company will not effect traditional reverse mergers in which the Target Business becomes the ultimate parent entity or in which the Company merges into and is absorbed by the Target Business. Instead, the Company will structure all acquisitions as forward mergers or stock purchases in which Target Businesses become subsidiaries of the Company, which remains the parent holding company.

Distinction From Shell Sale Structures

The Company is not organized as a vehicle for selling or transferring control of a public shell company to the owners of a private operating business. While the Company's ownership structure may change significantly following a Business Combination—potentially resulting in existing shareholders holding minority or non-controlling positions—such changes will result from legitimate business transactions at fair market valuations. The Company will not structure acquisitions as shell sales, defined as transactions whose primary value exchanged is access to the Company's status as a public reporting entity rather than fair consideration for an operating business.

All Business Combinations will be evaluated based on their business merits, with transactions structured to acquire valuable operating businesses at reasonable valuations, regardless of whether such transactions result in changes to the ownership or control of the Company. The Company's objective is to build long-term enterprise value through strategic acquisitions and effective management of subsidiary businesses, not to provide access to public company status.

Capital Resources and Liquidity

Founder Share Arrangement and Capital Contributions

At inception, the Company issued 1,000,000 shares of common stock to Jonathan Cross, the Company's founder, sole officer, director, and shareholder (the "Founder Shares"). In consideration for these Founder Shares, Mr. Cross has committed to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company.

This commitment includes, but is not limited to, all regulatory filing fees, legal and accounting fees, auditing costs, transfer agent fees, due diligence expenses, professional advisory fees, and general administrative costs. Mr. Cross has explicitly stated that he will not seek or be entitled to reimbursement from the Company for such expenses either before or after the initial Business Combination. These capital contributions will be provided on a non-refundable basis, and the Company will have no obligation to repay or return any funds advanced by Mr. Cross. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

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This founder share arrangement aligns Mr. Cross's economic interests with successful Business Combination completion and ensures the Company has capital available for operations and due diligence activities without requiring external financing that would dilute founder interests or impose external constraints on the business combination process.

Estimated Operating Costs and Capital Requirements

During the next 12 months, the Company anticipates incurring costs related to:

•	Filing of Exchange Act reports (Form 10-K, Form 10-Q, Form 8-K, and other SEC filings);
•	Audit and accounting fees for preparation of audited financial statements;
•	Legal fees for SEC compliance and regulatory matters;
•	Transfer agent and registrar fees;
•	Due diligence costs for investigating and analyzing potential Business Combinations, including travel, professional consultants, and third-party reports;
•	Investor relations and corporate communications expenses.

The Company estimates that these costs will be in the range of $10,000 to $15,000 during the next 12 months, with the potential for substantially higher costs if the Company engages in complex due diligence investigations, conducts extensive legal reviews, hires financial advisors, or undertakes significant compliance-related actions. These costs will be funded entirely through non-refundable capital contributions from Jonathan Cross as committed at the Company's inception.

No External Financing Arrangements

The Company has no current arrangements for external financing, credit facilities, or capital raises. The Company is not currently in discussions with banks, institutional investors, venture capital firms, or other potential sources of financing. The Company intends to rely entirely on Mr. Cross's capital contributions to fund operations and due diligence activities through consummation of a Business Combination.

While the Company may pursue external financing after a Business Combination is identified (including debt financing, equity raises from third-party investors, or seller financing as part of the acquisition structure), all pre-combination costs will be funded exclusively by Mr. Cross. The Company has not committed any maximum amount of financial contribution from Mr. Cross, and Mr. Cross has agreed to provide all necessary capital for operations through the initial Business Combination.

Impact of Emerging Growth Company Status on Capital Resources

As an emerging growth company under the Jumpstart Our Business Startups Act, the Company benefits from scaled disclosure accommodations and exemptions from certain corporate governance requirements, which reduce our compliance costs relative to other public companies. These cost savings are immaterial relative to our operating expenses, but the Company will continue to benefit from EGC status until one of the following termination events occurs:

•	Achievement of $1,235,000,000 in annual gross revenues;
•	Five years following our first sale of common equity securities in an effective registration statement;
•	Issuance of more than $1,000,000,000 in non-convertible debt during a three-year period;
•	Achievement of "large accelerated filer" status.

Following loss of EGC status, the Company will incur substantially increased compliance costs, including mandatory auditor attestation regarding internal control over financial reporting (Section 404(b) of Sarbanes-Oxley), mandatory say-on-pay votes, and other expanded disclosure obligations. However, such costs are anticipated to be incurred only after a successful Business Combination generates revenues and profitability sufficient to justify the compliance infrastructure of a larger public company.

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Results of Operations

Historical Operations and Financial Performance

The Company has no operating history prior to the date of this Registration Statement. Since inception on November 13, 2025, the Company has conducted no business operations other than organizational activities and preparation of this Form 10 Registration Statement. The Company has generated no revenues, has incurred minimal operating expenses (primarily incorporation costs), and has not engaged in any substantive business development activities pending effectiveness of this Registration Statement.

For the period from November 13, 2025 (inception) through December 31, 2025, the Company's financial results were as follows:

•	Revenues: $0
•	Cost of Revenue: $0
•	Officer Compensation: $0
•	Professional Fees: $0
•	Selling, General and Administrative Expenses: $125
•	Other Expense: $0
•	Net Loss: $(125)

Development-Stage Status

The Company qualifies as a "development-stage company" under SEC regulations because it has:

•	Been in existence for less than one year;
•	Conducted substantially no business operations;
•	Generated no revenues from operations;
•	Incurred only minimal organizational costs.

As a development-stage entity, the Company will continue to report cumulative net losses and will incur net operating losses until consummation of a Business Combination with a profitable operating business. Investors should not expect any revenues or positive cash flow from Company operations prior to consummation of a Business Combination.

Anticipated Losses Until Business Combination

The Company will sustain operating expenses without corresponding revenues until consummation of an initial Business Combination. These expenses—including audit fees, legal fees, SEC filing fees, transfer agent fees, and due diligence costs—will accumulate as net operating losses on the Company's financial statements. The magnitude of such losses cannot be predicted with precision, as it depends on:

•	The timeline to identify and evaluate potential Target Businesses;
•	The complexity and duration of due diligence investigations;
•	The cost and timing of SEC filings and regulatory compliance;
•	The complexity of negotiating Business Combination terms;
•	The length of time required to obtain necessary approvals and close the transaction.

However, the Company estimates annual operating costs of $10,000 to $15,000, and potentially substantially more if due diligence efforts expand or if complex financing structures are required.

No Dividends

The Company has never paid dividends on its common stock and does not intend to pay any dividends in the foreseeable future. The Company anticipates that any funds available for distribution will be reinvested into the Company to further its business objectives and fund due diligence and acquisition activities.

Target Business Characteristics and Selection Criteria

Types of Businesses Under Consideration

The Company will evaluate Target Businesses across all industries, business sectors, and geographic locations without restriction. However, Target Businesses must meet the following criteria:

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Absolute Requirements:

Audited US GAAP Financial Statements: Target Business must have audited financial statements prepared in accordance with United States generally accepted accounting principles.

This is a mandatory requirement, not discretionary. The Company will not acquire any Target Business that cannot provide audited US GAAP financial statements.

This requirement ensures the Company can satisfy SEC reporting obligations and provide audited consolidated financial statements to shareholders following a Business Combination.

Revenue-Generating Operations: Target Businesses must be actively engaged in business operations generating revenues.

The Company will not acquire purely developmental-stage companies without established customer bases or revenue streams.

Management Quality: Target Business must have experienced management with either demonstrated success operating the business or a clear plan to recruit qualified management personnel.

Preferred Characteristics:

•	Established operating history with track record of financial performance;
•	Demonstrable competitive advantages, defensible market position, or proprietary assets;
•	Growth potential through organic expansion or strategic acquisitions;
•	Strong customer relationships and vendor networks;
•	Established brand identity and market reputation;
•	Business culture, values, and mission that the Company can preserve and build upon.

Possible Target Business Categories

While not restricting itself to any particular industry, the Company may consider Target Businesses in various categories:

•	Mature, Profitable Businesses: Established, revenue-generating businesses with consistent financial performance and strong cash flow.
•	Growing Businesses Seeking Capital: Businesses with demonstrated market success and growth potential that require additional capital for expansion into new products, markets, or geographic locations.
•

Consolidation Platforms: Businesses in fragmented industries where acquisition of complementary or synergistic businesses can create value through operational improvements, cost synergies, or market consolidation.

However, the Company will not knowingly acquire:

•	Financially unstable businesses in distress or near insolvency;
•	Development-stage companies without revenue-generating operations;
•	Businesses that cannot provide audited US GAAP financial statements;
•	Companies that are primarily seeking public company status as the primary transaction value.

Selection and Due Diligence Process

Selection of any Target Business will be made by Jonathan Cross, the Company's sole officer and director, based on analysis of the evaluation criteria described in Item 1, Section (c) of this Registration Statement. No preliminary discussions or negotiations regarding potential Business Combinations will occur until after the effective date of this Registration Statement.

Due diligence will include review of financial statements, management interviews, customer and vendor verification, competitive analysis, legal review, and assessment of strategic fit and value creation potential. Despite best efforts, there is no guarantee that all material adverse facts will be discovered or adequately evaluated prior to consummation of a Business Combination.

No Identified Target Business

As of the date of this Registration Statement, the Company has not identified any specific Target Business and has made no efforts to locate one. The Company has no arrangements, agreements, understandings, or preliminary discussions regarding any Business Combination. No Target Business will be identified or selected until after the effective date of this Registration Statement.

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Risks and Uncertainties

Risks Associated with Business Combination Timing and Completion

There is no assurance that the Company will be able to identify suitable Target Businesses or consummate a Business Combination. The Company faces substantial competition from other blank check companies, established public companies, venture capital firms, and private equity firms in identifying and acquiring target businesses. Many competitors have significantly greater financial resources and capabilities than the Company.

Factors that could delay or prevent Business Combination completion include:

•	Inability to identify attractive acquisition opportunities;
•	Unwillingness of Target Business owners to sell or merge with the Company;
•	Inability to negotiate acceptable business combination terms;
•	Failure of Target Business to satisfy the US GAAP financial statement requirement;
•	Regulatory or legal obstacles to consummating the transaction;
•	Changes in economic conditions, industry trends, or competitive dynamics;
•	Changes in Target Business circumstances or financial condition;
•	Failure to obtain necessary third-party consents or approvals.

Risks Associated with Financial Performance Post-Combination

Even if the Company successfully consummates a Business Combination, there is no assurance that the combined company will be profitable or create long-term shareholder value.

Business combination risks include:

•	Failure to successfully integrate the acquired business into the holding company structure;
•	Inability to retain key employees or customers of the acquired business;
•	Failure to achieve anticipated synergies or cost savings;
•	Unexpected adverse facts or liabilities discovered after acquisition;
•	Deterioration in economic conditions or industry dynamics affecting the acquired business;
•	Management execution risks;
•	Financing or refinancing risks if debt was incurred to fund the acquisition.

Liquidity and Capital Constraints

The Company's ability to pursue Business Combinations is constrained by the limited capital available for due diligence and investment. While Mr. Cross has committed to provide all necessary capital, the Company may not be able to compete effectively with better-capitalized competitors for attractive acquisition opportunities.

Capital constraints may result in:

•	Limited ability to pursue multiple opportunities simultaneously;
•	Inability to conduct extensive due diligence on multiple candidates;
•	Inability to quickly structure and close transaction compared to well-capitalized competitors;
•	Pressure to consummate a transaction on unfavorable terms due to timing or capital constraints.

Dependence on Sole Officer and Director

The Company is dependent on Jonathan Cross, its sole officer and director, for identifying, evaluating, and executing Business Combinations. Mr. Cross's time availability, judgment, and business acumen will significantly impact the Company's ability to identify and complete suitable acquisitions. Mr. Cross's involvement in other business activities, changes in business priorities, or personal circumstances could affect his availability or commitment to the Company.

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Compliance With Reporting Obligations and Financial Reporting Standards

Exchange Act Reporting Requirements

The Company is a reporting company registered under the Securities Exchange Act of 1934 and will be subject to periodic reporting requirements, including:

•	Annual reports on Form 10-K;
•	Quarterly reports on Form 10-Q;
•	Current event reports on Form 8-K;
•	Proxy statements and shareholder meeting materials as required;
•	All other reports and filings required by SEC rules and regulations.

The Company will comply fully with these reporting requirements for so long as it remains subject to Exchange Act jurisdiction.

Audited Financial Statements

The Company will provide audited financial statements in accordance with generally accepted auditing standards (GAAS). An independent registered public accounting firm will audit the Company's financial statements and issue an audit report that will be included in annual reports.

As a development-stage company, the Company will report cumulative losses and will have no revenue until after a Business Combination is consummated. Following consummation of a Business Combination, the Company will file audited consolidated financial statements on Form 8-K giving effect to the Business Combination.

Internal Control Over Financial Reporting

As an emerging growth company, the Company is exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require our independent auditor to attest to the effectiveness of our internal control over financial reporting. However, the Company is required to comply with Section 404(a), which requires management to assess the effectiveness of internal controls and procedures for financial reporting and include this assessment in annual reports.

The Company will establish and maintain internal accounting controls sufficient to provide reasonable assurance regarding the accuracy and completeness of financial reporting and compliance with applicable laws and regulations.

Emerging Growth Company Financial Reporting Accommodations

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

This election means that the Company's financial statements may not be comparable to companies that have already adopted new accounting standards. However, this accommodation provides the Company with flexibility during the development stage and should reduce unnecessary compliance costs prior to achieving scale as a profitable operating company.

Financial Analysis

Revenues

Revenues were $0 for the year ended December 31, 2025. This was attributable to having been formed on November 13, 2025 and the Company’s business plan.

Cost of Revenue

Cost of Revenue for the year ended December 31, 2025 was $0. This was attributable to having been formed on November 13, 2025 and the Company’s business plan.

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Officer Compensation

Officer Compensation was $0 for the year ended December 31, 2025.

Professional Fees

Professional Fees were $0 for the year ended December 31, 2025.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses were $125 for the year ended December 31, 2025.

Other Expense

Other Expense were $0 for the year ended December 31, 2025.

Net Loss

Net Loss for the year ended December 31, 2025 was $125.

Liquidity Analysis

Balance Sheet Summary

As of December 31, 2025, the Company's balance sheet reflects its development-stage status:

December 31, 2025
Current Assets	$240
Current Liabilities	$0
Working Capital (Deficit)	$240

As of December 31, 2025, the Company had total assets of $240.00, consisting entirely of cash, no liabilities, and working capital of $240.00.

Cash Flows

The Company has received capital contributions from Jonathan Cross to fund initial organizational costs and will receive additional capital contributions from Mr. Cross to fund operations and due diligence activities through consummation of a Business Combination.

Cash flows are categorized as follows:

•

Operating Activities: The Company has no operating cash flows as it has not commenced business operations. Future operating cash flows depend on consummation of a Business Combination with a revenue-generating business.

•	Investing Activities: The Company will utilize cash for due diligence investigations and evaluation of potential Business Combination opportunities.
•	Financing Activities: The Company will receive capital contributions from Jonathan Cross and potentially external financing following identification of a Business Combination opportunity.

Cash Resources and Burn Rate

The Company's cash resources consist of capital contributions from Jonathan Cross. The estimated monthly cash burn rate is approximately $800 to $1,250 based on anticipated annual operating costs of $10,000 to $15,000. This burn rate may fluctuate based on the timing and complexity of due diligence activities and SEC filings.

Going Concern and Continuation Risks

Evaluation of Going Concern

The Company is a development-stage entity with no revenue-generating operations and is dependent on Jonathan Cross's capital contributions for operations. Our independent auditors will evaluate, in accordance with AICPA standards, whether there is substantial doubt about the Company's ability to continue as a going concern in the absence of consummation of a Business Combination.

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Given the Company's lack of revenues, dependence on founder capital, and uncertainty regarding timing of Business Combination completion, our auditors may issue a going concern warning in the audit report. This is typical for development-stage shell companies and does not necessarily indicate financial distress, provided that Mr. Cross continues to fund operations and the Company pursues Business Combination opportunities.

Continuation as a Reporting Company

The Company intends to maintain its status as a reporting company under the Exchange Act regardless of the timeline to Business Combination completion. However, if a Business Combination is not consummated within a reasonable timeframe, the Company's ability to continue operations and maintain reporting company status will depend on Mr. Cross's continued willingness to fund operations.

If Mr. Cross ceases to fund the Company, or if the Company decides to cease operations, the Company may seek to deregister under the Exchange Act and liquidate remaining assets.

Market Risk Disclosures

Interest Rate Risk

The Company does not have any borrowings and consequently is not affected by changes in market interest rates. The Company currently maintains minimal cash balances and does not utilize derivative financial instruments such as futures contracts, options, swaps, or forward contracts. The Company does not anticipate utilizing such instruments in the foreseeable future.

Foreign Currency Risk

The Company does not currently have any sales or own assets and operate facilities in countries outside the United States and consequently is not affected by foreign currency fluctuations or exchange rate changes. If the Company consummates a Business Combination with a company having foreign operations, the Company will be exposed to foreign currency risks and will evaluate appropriate hedging strategies at that time.

Overall Assessment

The Company believes that its exposure to interest rate risk, foreign currency exchange rate changes, and other market risks is not material to its financial condition or results of operations in its current development stage.

Off-Balance Sheet Arrangements

The Company has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be considered material to investors.

Quantitative and Qualitative Disclosures About Market Risk

The Company has not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps. The Company believes that adequate controls are in place to monitor any hedging activities should the Company undertake such activities in the future. The Company does not have any borrowings and, consequently, is not affected by changes in market interest rates. The Company does not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, is not affected by foreign currency fluctuations or exchange rate changes. Overall, the Company believes that its exposure to interest rate risk and foreign currency exchange rate changes is not material to its financial condition or results of operations.

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Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. Following consummation of a Business Combination, the Company's operating subsidiaries may own or lease real property and facilities as necessary for their respective business operations, but such properties will be owned or leased by the subsidiaries, not the parent holding company. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management

Consideration for Founder Shares

The 1,000,000 shares of common stock held by Jonathan Cross were issued at the Company's inception on November 13, 2025, in consideration for Mr. Cross's commitment to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company. No cash consideration was paid by Mr. Cross for these founder shares. The shares were valued based on Mr. Cross's commitment to provide non-refundable capital contributions to fund all Company operations, regulatory compliance costs, professional fees, due diligence expenses, and other costs through the initial Business Combination. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

Restricted Securities and Resale Limitations

All 1,000,000 shares held by Jonathan Cross are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Additionally, because the Company is currently classified as a "shell company" as defined in Rule 12b-2 of the Exchange Act, amended Rule 144 imposes additional restrictions on resale of restricted securities:

•	The Company must cease to be a shell company and file Form 10 information with the SEC reflecting its status as a non-shell company;
•	The Company must file all required reports under the Exchange Act for at least 12 consecutive months;
•	At least one year must elapse from the date the Company files Form 10 information reflecting non-shell company status before restricted securities can be resold in reliance on Rule 144.

Consequently, Jonathan Cross will be subject to substantial holding periods and resale restrictions, with no assurance that a liquid trading market will exist for the Company's securities.

Changes in Control

There are no pending arrangements or agreements that may cause a change in control as of the date of this Registration Statement. However, it is anticipated that the Company's ownership structure may change substantially following consummation of a Business Combination.

Potential Changes in Ownership and Control

Following a Business Combination, Jonathan Cross may hold a majority, minority, or non-controlling equity position in the Company depending on multiple factors, including:

•	The valuation of the Target Business relative to the Company's valuation;
•	The form and amount of consideration paid to sellers of the Target Business (which may include shares of the Company's common stock);
•	The need to raise additional capital from third-party investors to fund acquisitions or support operations;
•	The structure of any debt or equity financing transactions.

Legitimate Business Transactions

Any changes in ownership or control will result from legitimate business transactions at fair market valuations, including:

•	Issuance of shares to sellers of Target Businesses as acquisition consideration based on arm's-length negotiations and fair valuations;
•	Issuance of shares to third-party investors in private placements or public offerings to raise capital for acquisitions or operations;
•	Capital restructuring transactions necessary to support Business Combinations and growth strategies.

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The Company will not engage in transactions structured primarily as sales of shell company control or where the primary value exchanged is access to the Company's public reporting entity status. All transactions will be evaluated based on business merits and structured to acquire valuable operating businesses at reasonable valuations.

Management and Board Changes

Following a Business Combination, the Company's board of directors and executive officers may change. Some or all current directors may resign and be replaced by new directors designated by sellers of acquired businesses, third-party investors, or major shareholders. Similarly, officers may be replaced with former management from acquired businesses or new management recruited to lead the holding company and its subsidiaries. Such management and board changes will be disclosed in accordance with applicable SEC regulations.

Beneficial Ownership Definition

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Outstanding Securities

As of December 31, 2025, the Company has 1,000,000 shares of common stock issued and outstanding. The Company is authorized to issue up to 100,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. No preferred stock is currently issued or outstanding, and no options, warrants, or other convertible securities are currently outstanding.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

Jonathan Cross(3)	1,000,000	100%

All Officers and Directors as a group (1 person)	1,000,000	100%

_________________
(1)	The address for the persons named in the table above is 1852 Banking Street, Suite 29551 Greensboro, NC 27408.

(2)	Based on 1,000,000 shares outstanding as of the date of this Registration Statement.

(3)	Jonathan Cross is President and Director of the Company.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 1,000,000 shares of common stock outstanding as of the date of this Registration Statement on Form 10.

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Item 5. Directors and Executive Officers

(a) Identification of Directors and Executive Officers

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Jonathan Cross	64	President and Director

Jonathan Cross

Jonathan Cross has over 38 years of business experience, including extensive experience in mergers and acquisitions, corporate finance, business development, and strategic planning.

Mr. Cross has served as Managing Member of Shefford & Associates, LLC. since February of 2020, where he was responsible for financial reporting, strategic planning, corporate development, and operational oversight. During this tenure, he spearheaded the formation of Shefford Companies, a public platform specifically designed to execute a buy-and-build strategy by acquiring small businesses and transitioning them to the public markets.

Shefford Companies Inc. became a reporting company under the Exchange Act in 2023. Shefford Companies Inc. is currently delinquent in its Exchange Act reporting obligations and has not filed all required periodic reports on a timely basis. Management of Shefford Companies Inc., in coordination with its independent auditors, is in the process of preparing and filing the necessary reports in order to bring that company current in its SEC reporting.

Jonathan’s expertise includes navigating complex financial restructurings, notably involving the evaluation and resolution of defaults for small entities.

His current focus remains on leveraging the OTC Markets to unlock latent value in the $1M to $10M enterprise value segment. By combining disciplined due diligence with a high-performance leadership framework, he aims to scale the Company into a diversified, high-growth public entity.

Mr. Cross’s extensive background in working with small private businesses and micro-cap companies that trade on the OTC Markets qualify him to serve as a director and executive officer.

Term of Office

The term of office of the director expires at our annual meeting of stockholders or until his successor is duly elected and qualified.

Employees

The Company has no employees other than Mr. Cross.

(b) Significant Employees

None.

(c) Family Relationships

There are no family relationships among our directors, executive officers, or persons nominated or chosen to become directors or executive officers.

(d) Involvement in Certain Legal Proceedings

As part of a Shefford & Associates engagement, Mr. Cross previously served as Fractional Chief Financial Officer of Champion Brewing Company, LLC. (“Champion”). During Mr. Cross’s tenure, on January 19, 2024, Champion filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Virginia, Lynchburg Division, Case No. 24-60089-RBC (the “Bankruptcy Case”). The filing constituted a bankruptcy of an entity for which Mr. Cross was an executive officer within two years of the petition date, requiring disclosure under Item 401(f) of Regulation S‑K.

On November 12, 2025, Hannah W. Hutman, Chapter 7 Trustee for the estate of the Company. (the “Plaintiff”) commenced an adversary proceeding in the Bankruptcy Case styled Hannah W. Hutman, Chapter 7 Trustee of the Estate of Champion Brewing Company, Plaintiff, v. Jonathan Cross aka John Robert Dankovich, et al., Defendants., Adversary Proceeding No. 25-06018 (the “Adversary Proceeding”) in the same court. In the Adversary Proceeding, the Plaintiff asserted claims against Mr. Cross and other defendants alleging fourteen causes of action that generally claim the defendants received fraudulent transfers of Champion Brewing Company’s assets, breached fiduciary duties related to those transfers, and otherwise dispossessed the Debtor of assets for the benefit of other entities and parties. The complaint seeks to recover the value of the alleged fraudulent transfers for the bankruptcy estate and its creditors, plus related remedies.

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The trustee seeks to recover alleged fraudulent transfers in an aggregate amount of approximately $541,896.73, plus interest, costs, and such other relief as the court may award.

The Adversary Proceeding is currently pending. No trial date has been set, and discovery is ongoing. Mr. Cross has filed an answer denying the material allegations of the complaint and intends to defend the Adversary Proceeding vigorously.

Mr. Cross denies that he engaged in any wrongful conduct and believes the claims are without merit. He is cooperating fully with the Bankruptcy Court and the trustee to resolve the matter to avoid the cost and uncertainty of litigation, without admitting liability.

The Company has considered the circumstances of the Bankruptcy Case and the Adversary Proceeding and the Company does not believe that these matters adversely affect Mr. Cross’s ability to serve in his capacity as an executive officer of the Company.

Other Legal Proceedings

Other than as disclosed above, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) Board Committees and Audit Committee Financial Expert

Board Committees

The Board of Directors acts as the audit committee and has no separate committees. The Company has no compensation committee, no nominating or governance committee, and no other board committees. All functions typically delegated to board committees are performed by the full Board of Directors, which currently consists of one director, Jonathan Cross.

As an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act), the Company is exempt from certain corporate governance requirements, including the requirement to have a compensation committee and the requirement to provide shareholders with advisory votes on executive compensation (say-on-pay votes).

Audit Committee Financial Expert

Based on his experience, Jonathan Cross possesses the attributes of an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, including:

•	An understanding of generally accepted accounting principles and financial statements;
•	The ability to assess the general application of such principles in connection with accounting for estimates, accruals, and reserves;
•	Experience preparing, auditing, analyzing, or evaluating financial statements that present accounting issues of comparable breadth and complexity;
•	An understanding of internal controls over financial reporting; and
•	An understanding of audit committee functions.

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(f) Code of Ethics

The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as required by Section 406 of the Sarbanes-Oxley Act of 2002. The code of ethics is designed to deter wrongdoing and promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;
•	Compliance with applicable governmental laws, rules, and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

A copy of the code of ethics is available upon request by contacting the Company at jcross@sheffordcompanies.com.

(g) Director and Officer Resignation Arrangements

There are no current agreements or understandings for any director or officer to resign at the request of another person. Jonathan Cross, the current director, does not act on behalf of, or at the direction of, any other person.

However, following consummation of a Business Combination, Jonathan Cross may resign as a director and/or officer of the Company, and new directors and officers may be appointed or elected as part of the negotiated terms of the Business Combination transaction. As disclosed in Item 1 (Description of Business), such changes may include:

•	Designation of new directors by sellers of Target Businesses;
•	Designation of new directors by third-party investors who provide capital to fund acquisitions;
•	Designation of new directors by major shareholders of the combined company;
•	Appointment of new officers from the management teams of acquired Target Businesses; or
•	Recruitment of new officers to lead the holding company and oversee subsidiary operations.

Any such changes in directors or officers will be disclosed on Form 8-K in accordance with SEC regulations.

(h) Compensation of Directors and Officers

Cash Compensation

Jonathan Cross, the Company's sole officer and director, receives no cash compensation for his services as an officer or director of the Company. Mr. Cross has not entered into any employment agreement or compensatory arrangement with the Company and serves at the discretion of the Board of Directors (of which he is the sole member).

Officer compensation expense for the year ended December 31, 2025, was $0.

Equity Compensation

At the Company's inception on November 13, 2025, the Company issued 1,000,000 shares of common stock to Jonathan Cross (the "Founder Shares"). These Founder Shares were issued in consideration for Mr. Cross's commitment to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company. The Founder Shares were not issued as compensation for services but rather as consideration for the expense-funding commitment.

The Company has no stock option plans, equity incentive plans, restricted stock plans, or other equity-based compensatory arrangements in place.

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Future Compensation Arrangements

Following consummation of a Business Combination, the Company may establish compensation arrangements for its officers and directors. Any such compensation arrangements will be:

•	Negotiated at arm's length;
•	Approved by the Board of Directors (with any interested directors recused from the vote);
•	Structured to align management incentives with long-term shareholder value creation; and
•	Disclosed in accordance with applicable SEC requirements.

As disclosed in Item 1 (Description of Business), the payment of any compensation to the Company's directors, officers, or promoters will not be imposed as a condition upon any Target Business in order to consummate a Business Combination.

As an emerging growth company, the Company is exempt from the requirement to provide shareholders with advisory say-on-pay votes on executive compensation under Section 14A of the Securities Exchange Act of 1934.

(i) Director Independence

The Company currently has one director, Jonathan Cross, who is also the Company's sole officer and holds 100% of the Company's outstanding common stock. Mr. Cross is not an "independent director" under the listing standards of any national securities exchange.

The Company does not currently intend to appoint independent directors prior to consummation of a Business Combination. Following a Business Combination, the Company may seek to appoint independent directors if required by applicable listing standards or if determined to be in the best interests of the Company and its shareholders.

(j) Director Nomination Process

The Company does not have a nominating committee or a formal policy regarding the consideration of director candidates recommended by shareholders. As a development-stage company with a single shareholder and director, the Company does not believe a formal nomination process is necessary at this time.

Following consummation of a Business Combination, if the Company expands its Board of Directors, the Board will consider implementing a formal director nomination process and may establish a nominating and corporate governance committee.

Shareholders who wish to recommend director candidates for consideration may submit recommendations in writing to the Company's principal office, addressed to the Board of Directors. Any such recommendations should include:

•	The name, age, business address, and residence address of the recommended candidate;
•	The principal occupation or employment of the recommended candidate;
•	The number of shares of the Company's stock owned by the recommended candidate;
•	A description of the qualifications, attributes, skills, and experience that qualify the candidate for Board service;
•	Any other information required to be disclosed about directors in proxy solicitations under SEC rules; and
•	The recommending shareholder's name, address, and number of shares owned.

The Board of Directors will evaluate candidates recommended by shareholders using the same criteria applied to all director candidates.

Item 6. Executive Compensation

Compensation Discussion and Analysis

Overview

The Company is a development-stage blank check company with no revenues or operations other than pursuing Business Combination opportunities. As of the date of this Registration Statement, the Company has one executive officer and director, Jonathan Cross, who serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole member of the Board of Directors.

Compensation Philosophy

The Company's current compensation philosophy is to minimize cash expenditures during the development stage and to align management's economic interests with successful Business Combination completion through equity ownership rather than cash compensation.

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Current Compensation Structure

No Cash Compensation: Jonathan Cross receives no salary, bonus, or other cash compensation for his services as an officer or director. Mr. Cross has not entered into any employment agreement or compensatory arrangement with the Company.

No Expense Reimbursement: Contrary to typical practice, Mr. Cross will not be reimbursed for out-of-pocket expenses incurred on behalf of the Company. At the Company's inception, Mr. Cross committed to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company. This commitment includes all regulatory filing fees, legal and accounting fees, auditing costs, transfer agent fees, due diligence expenses, professional advisory fees, and general administrative costs.

Founder Share Issuance: In consideration for Mr. Cross's expense-funding commitment, the Company issued 1,000,000 shares of common stock to Mr. Cross at inception on November 13, 2025 (the "Founder Shares"). These Founder Shares were not issued as compensation for services rendered as an officer or director. Rather, they were issued as consideration for Mr. Cross's binding commitment to provide non-refundable capital contributions to fund the Company's operations through the initial Business Combination. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

The issuance of Founder Shares aligns Mr. Cross's economic interests with the Company's success and successful Business Combination completion, as the value of the Founder Shares depends entirely on the Company's ability to consummate a value-creating Business Combination.

Post-Combination Compensation

Following consummation of a Business Combination, the Board of Directors may establish compensation arrangements for the Company's officers and directors. Any such compensation arrangements will be:

•	Negotiated at arm's length;
•	Approved by the Board of Directors (with any interested directors recused from the vote);
•	Structured to align management incentives with long-term shareholder value creation;
•	Disclosed in accordance with applicable SEC requirements.

The payment of any compensation to the Company's directors, officers, or promoters will not be imposed as a condition upon any Target Business in order to consummate a Business Combination.

Compensation Committee

The Company does not have a standing compensation committee or a committee performing similar functions. All compensation decisions (to the extent any are made) are made by the full Board of Directors, which currently consists of one director, Jonathan Cross.

As an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act), the Company is not required to have a compensation committee and is exempt from the requirement to provide shareholders with advisory say-on-pay votes on executive compensation under Section 14A of the Securities Exchange Act of 1934.

Equity Compensation Plans

The Company has no stock option plans, restricted stock plans, equity incentive plans, or other equity-based compensation arrangements. The Company may adopt such plans following consummation of a Business Combination.

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For the period from November 13, 2025 (inception) through December 31, 2025, the Company did not award, earn, or pay any compensation of any kind to Jonathan Cross for services rendered in any capacity to the Company, including as an officer, director, or employee. No bonuses, stock awards, option awards, non‑equity incentive compensation, or other forms of compensation have been granted or accrued for Mr. Cross for such period.

Summary Compensation Table

The following table summarizes all compensation earned by or paid to the Company's named executive officer for the fiscal year ended December 31, 2025:

Name & Position	Year	Salary $	Bonus $	Stock Awards	Option Awards	Non-Equity Compensation	All Other Compensation	Total
Jonathan Cross President, CEO	2025	-0-	-0-	-0- (1)	-0-	-0-	-0-	-0-

(1) Founder Share Issuance: At inception on November 13, 2025, the Company issued 1,000,000 shares of common stock to Mr. Cross as consideration for his commitment to fund all Company expenses and costs incurred from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation. These shares were not issued as compensation for services rendered as an officer or director and are therefore not included in the table above. The shares were issued as consideration for Mr. Cross's binding expense-funding commitment. No value is attributed to these shares in this table because they were not compensation for services.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025, there are no outstanding equity awards (stock options, restricted stock units, performance shares, or similar awards) held by the named executive officer. The Company has no stock option plans, restricted stock plans, or other equity incentive plans under which equity awards could be granted.

The 1,000,000 Founder Shares held by Mr. Cross are not "equity awards" as that term is used in Item 402 of Regulation S-K, as they were not issued as compensation for services but rather as consideration for Mr. Cross's expense-funding commitment.

Director Compensation

The following table summarizes all compensation earned by or paid to the Company's director for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	All Other Compensation $	Total $
Jonathan Cross Chairman	-0-	-0-	-0-	-0-	-0-

Mr. Cross serves as the Company's sole director and receives no compensation for his service as a director. Mr. Cross also serves as the Company's President, CEO and receives no compensation for his service as an officer.

Compensation Arrangements and Employment Agreements

The Company has no employment agreements, severance agreements, change-of-control agreements, or other compensatory arrangements with any officer or director. There are no understandings or agreements regarding compensation that management will receive after a Business Combination that are required to be disclosed.

Pension Benefits and Nonqualified Deferred Compensation

The Company has no pension plans, retirement plans, profit-sharing plans, deferred compensation plans, or similar benefit programs for the benefit of directors, officers, or employees.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Related Party Transactions

Founder Share Issuance

At the Company's inception on November 13, 2025, the Company issued 1,000,000 shares of common stock to Jonathan Cross, the Company's founder, sole officer, director, and shareholder (the "Founder Shares"). This transaction constitutes a related party transaction as Mr. Cross is the Company's sole shareholder and an officer and director.

As fully disclosed in Item 1 (Description of Business), Item 2 (Financial Information and MD&A), Item 4 (Security Ownership), and Item 5 (Directors and Executive Officers), the Founder Shares were issued in consideration for Mr. Cross's commitment to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

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The Company's board of directors (currently consisting solely of Mr. Cross) approved the issuance of the Founder Shares at the time of incorporation. While Mr. Cross was the only director at the time of this decision, the Company believes the issuance was necessary and appropriate to:

•	Provide Mr. Cross with equity ownership aligning his interests with Company success;
•	Enable Mr. Cross to make the commitment to fund all Company expenses without reimbursement;
•	Ensure sufficient capital would be available for the Company's operations and due diligence activities;
•	Establish a clear and binding arrangement regarding expense funding obligations.

The Founder Shares were not issued as compensation for services. Rather, they were issued as consideration for Mr. Cross's binding, non-refundable commitment to provide capital contributions to fund the Company through the initial Business Combination.

Expense Funding Arrangement

Jonathan Cross has committed to fund all expenses and costs incurred by the Company from inception through the consummation of an initial Business Combination, including but not limited to:

•	Regulatory filing fees and SEC compliance costs;
•	Legal fees for corporate governance, contract negotiation, and transaction documentation;
•	Accounting and auditing fees for financial statement preparation and audit;
•	Transfer agent fees and registrar services;
•	Professional fees for financial advisors, consultants, and other service providers;
•	Due diligence expenses, including travel costs, third-party reports, and background checks;
•	General administrative and overhead expenses.

These funds are provided as non-refundable capital contributions, and Mr. Cross will not seek or be entitled to reimbursement from the Company either before or after the initial Business Combination. The Company has no maximum commitment from Mr. Cross, but Mr. Cross has agreed to provide all necessary capital for operations and due diligence through the initial Business Combination.

This arrangement was approved by Mr. Cross as the sole director at the time of Company incorporation and is deemed fair to the Company because:

•	It ensures the Company has capital available for operations without requiring external financing that would dilute founder interests;
•	It aligns Mr. Cross's financial interests with successful Business Combination completion;
•	It eliminates conflicts of interest that might arise if the Company owed reimbursement obligations to Mr. Cross;
•	It is consistent with common practice for founder-controlled development-stage shell companies.

Use of Office Space and Equipment

The Company utilizes office space and equipment of Jonathan Cross at no cost to the Company. Management estimates the fair market value of such office space and equipment to be immaterial. This arrangement is customary for development-stage companies with minimal personnel and operations.

This use of office space and equipment at no cost constitutes a related party transaction, as Mr. Cross is the owner/provider of such space and equipment and the Company's sole shareholder and officer.

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Absence of Other Related Party Transactions

Except as disclosed above, there have been no other related party transactions, indebtedness of related parties, or other transactions or relationships that are required to be disclosed pursuant to Item 404 of Regulation S-K.

Specifically:

•

The Company has not engaged in any transactions with directors, officers, significant shareholders, or their affiliates other than the Founder Share issuance and office space arrangement disclosed above;

•	The Company has made no loans or advances to, or guarantees for the benefit of, any director, officer, or shareholder;
•	No director, officer, or shareholder has received any material benefits or compensation from the Company other than as disclosed;
•	The Company has not purchased any assets from, or sold any assets to, any director, officer, or related party;
•	The Company has not entered into any material contracts or agreements with related parties;
•	The Company has not engaged any related parties as consultants, advisors, or in other service capacities.

Director Independence

Current Directors

The Company has one director, Jonathan Cross, who is the Company's sole officer and shareholder. Mr. Cross is not an independent director, as he:

•	Is the Company's sole shareholder (holding 100% of outstanding common stock);
•	Is the Company's principal executive officer and principal financial officer;
•	Is the Company's founder;
•	Committed to fund the Company's operations and expenses;
•	Has significant financial interests in the Company through his founder share ownership.

Independence Standards

The Company is not currently subject to the director independence requirements of any national securities exchange, as the Company's securities are not listed on NASDAQ, NYSE, NYSE Amex, or any other national securities exchange. The Company intends to comply with applicable independence standards if and when its securities become listed on a national securities exchange following consummation of a Business Combination.

Independence Policy Post-Combination

Following consummation of a Business Combination, the Company may seek to list its securities on a national securities exchange and would then be required to comply with that exchange's director independence standards. At such time, the Company would appoint independent directors if required by the listing exchange or if determined to be in the best interests of the Company and its shareholders.

The Company has no current policy regarding director independence, but intends to adopt a director independence policy consistent with applicable securities laws and exchange listing standards following a Business Combination and expansion of the Board of Directors.

Related Party Transactions Policy

The Company does not currently have a written policy regarding related party transactions. However, the Company is committed to ensuring that all related party transactions are:

•	Disclosed in accordance with applicable SEC regulations;
•	Negotiated at arm's length or, if not possible, clearly disclosed to shareholders;
•	Approved by disinterested board members (or, in the absence of disinterested board members, by shareholders);
•	Structured to be fair to the Company and its shareholders; and
•	In compliance with all applicable laws and regulations.

Following consummation of a Business Combination and expansion of the Board of Directors, the Company intends to adopt a comprehensive written related party transactions policy and may establish an audit committee or similar mechanism to review and approve related party transactions in accordance with securities laws and exchange listing standards.

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Conflicts of Interest

Jonathan Cross's Other Business Activities

As disclosed in Item 1A (Risk Factors), Jonathan Cross is involved in other business activities and may, in the future, become involved in additional business opportunities. These other business activities may compete with his time commitments and attention to the Company.

While there are no current conflicts of interest requiring disclosure, Mr. Cross acknowledges the potential for conflict if his other business activities coincide with business opportunities available to the Company.

Conflict Resolution Procedures:

In the event a business opportunity is identified that could benefit either the Company or Mr. Cross's other business interests, or in the event Mr. Cross's other business activities interfere with his responsibilities to the Company, the matter would be addressed as follows:

•	The opportunity would be presented to the Board of Directors (currently consisting of Mr. Cross);
•	The Company would evaluate the opportunity based on business merits and its strategic objectives;
•	If the opportunity is within the Company's scope of business and aligns with its objectives, the opportunity would be presented to the Company;
•	If the opportunity is outside the Company's scope or would not be pursued by the Company, Mr. Cross would have the discretion to pursue the opportunity through his other business interests;
•	Any conflict would be disclosed to shareholders if material to the Company.

Following consummation of a Business Combination and expansion of the Board of Directors, the Company intends to adopt a formal conflicts of interest policy and may establish a governance committee to address potential conflicts.

No Current Conflicts

As of the date of this Registration Statement, there are no material conflicts of interest between Mr. Cross's duties to the Company and his other business activities.

Item 8. Legal Proceedings

Legal Proceedings Involving the Company

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Legal Proceedings Involving Officers and Directors

Bankruptcy-Related Adversarial Proceeding

Jonathan Cross, the Company's sole officer, director, and shareholder, is named as a defendant in an adversarial proceeding arising from the bankruptcy of Champion Brewing Company, LLC. For a full description of this proceeding, including:

•	The identity of the parties;
•	The nature of the claims asserted;
•	The relief sought;
•	The current status of the proceeding;
•	Mr. Cross's response to the allegations; and
•	The Company's assessment of the impact on Mr. Cross's ability to serve as an officer and director;

please refer to Item 5 (Directors and Executive Officers), Section (d) (Involvement in Certain Legal Proceedings).

Impact on Company Operations

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The Company does not believe that the bankruptcy-related adversarial proceeding involving Mr. Cross will materially adversely affect:

•	The Company's ability to continue operations;
•	Mr. Cross's ability to identify, evaluate, and negotiate Business Combination opportunities on behalf of the Company;
•	The Company's ability to consummate a Business Combination;
•	The Company's financial condition or liquidity.

Mr. Cross's commitment to fund all Company expenses through the initial Business Combination is not conditioned upon the outcome of the adversarial proceeding.

No Other Pending Proceedings

Item 9. Market Price of and Dividends on the Company's Common Equity and Related Stockholder Matters

(a) Market Information

Current Trading Market

The Company's common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. There is currently no public trading market for the Company's securities.

Management has no present plan, proposal, arrangement, or understanding with any person regarding the development of a trading market in any of the Company's securities prior to consummation of a Business Combination. The Company cannot assure investors that a trading market for the Company's common stock will develop in the future or, if developed, will be sustained.

Potential Post-Combination Trading Markets

Following consummation of a Business Combination, the Company anticipates that its common stock may become eligible to trade on one or more of the following platforms:

OTC Markets Group Inc.: The Company expects that following a Business Combination, assuming the Company ceases to be a shell company, and files all required reports and disclosures, the Company's common stock would be eligible for quotation on the OTC Markets Group Inc.'s over-the-counter quotation systems, including OTCQB, OTCID or OTC Pink. Trading on the OTC Markets provides less liquidity, visibility, and price transparency than trading on a national securities exchange.

National Securities Exchanges: The Company may seek to list its common stock on NASDAQ, NYSE, NYSE American, or another national securities exchange following a Business Combination, provided the Company meets the applicable initial listing standards of such exchange. However, the Company cannot provide assurance that it will meet such listing standards or that any application for listing will be approved.

The Company's ability to obtain a listing on a national securities exchange will depend on multiple factors, including:

•	The combined company's market capitalization;
•	The combined company's financial performance and assets;
•	The number of publicly-held shares and shareholders;
•	The combined company's corporate governance structure and compliance with exchange rules;
•	The combined company's ability to maintain minimum bid price requirements; and
•	Other factors specific to each exchange's listing standards.

Until such time as the Company's common stock is listed on a national securities exchange or quoted on an over-the-counter quotation system, shareholders will have limited or no ability to buy, sell, or trade their shares.

State Blue Sky Law Restrictions

The Company has not registered its class of common stock for resale under the blue-sky laws of any state and does not anticipate doing so prior to consummation of a Business Combination. The holders of shares of common stock, and persons who may desire to purchase shares of the Company's common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could:

•	Limit the ability of stockholders to sell their shares;
•	Limit the ability of potential purchasers to acquire the Company's common stock;
•	Require registration or exemption under applicable state securities laws before shares may be offered or sold;
•	Impose additional disclosure, filing, or notice requirements in connection with transfers of shares.

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Investors should consult with legal counsel regarding applicable state securities laws before attempting to sell or transfer shares of the Company's common stock.

Outstanding Securities and Convertible Instruments

As of December 31, 2025, the Company has:

Issued and Outstanding Common Stock: 1,000,000 shares

Convertible Securities: None

Options: None

Warrants: None

Exchangeable Securities: None

The Company is not obligated by contract or otherwise to issue any additional securities, and there are no outstanding securities which are convertible into or exchangeable for shares of the Company's common stock.

Following consummation of a Business Combination, the Company may issue additional shares of common stock, preferred stock, options, warrants, or other securities as consideration for acquisitions, to raise capital, or for other corporate purposes.

Restricted Securities and Rule 144 Limitations

All outstanding shares of the Company's common stock (1,000,000 shares held by Jonathan Cross) are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because they were issued in a private transaction not involving a public offering.

Accordingly, none of the outstanding shares of the Company's common stock may be resold, transferred, pledged as collateral, or otherwise disposed of unless such transaction is:

•	Registered under the Securities Act pursuant to an effective registration statement; or
•	Exempt from registration under an available exemption (such as Rule 144, if conditions are met).

In connection with any transfer of shares of the Company's common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Additional Rule 144 Restrictions for Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like the Company, unless all of the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Consequently, the Company's founder shares and any shares issued prior to a Business Combination will be subject to these additional Rule 144 restrictions beyond the normal holding period requirements. Investors should not expect to be able to resell their shares in reliance on Rule 144 until:

•	The Company consummates a Business Combination and ceases to be a shell company;
•	The Company files Form 8-K or other comprehensive disclosure reflecting its non-shell status;
•	The Company files all required periodic reports for at least 12 consecutive months; and
•	At least one year has elapsed from the filing of the Form 8-K or disclosure reflecting non-shell status.

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This may result in holding periods of two years or more from the date of initial share issuance before Rule 144 becomes available.

No Current Plans to Sell Shares

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding, or intention of selling any unissued or outstanding shares of common stock in the public market prior to or subsequent to a Business Combination.

However, the Company acknowledges that:

•	Shares may be issued to sellers of Target Businesses as acquisition consideration;
•	Shares may be issued to third-party investors to raise capital for acquisitions or operations;
•	The Company may file resale registration statements to provide liquidity for shareholders following a Business Combination;
•	Jonathan Cross, the founder, may sell or transfer some or all of his shares following a Business Combination and satisfaction of applicable holding periods and restrictions.

Potential Impact of Share Sales on Market Price

In the event that a substantial number of shares of the Company's common stock were to be sold in any public market that may develop for the Company's securities subsequent to a Business Combination, such sales may adversely affect the market price of the Company's common stock. The Company cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Factors that may contribute to price volatility following commencement of trading include:

•	The volume of shares available for resale as restrictions lapse;
•	The number of market makers or liquidity providers for the Company's stock;
•	General market conditions and investor sentiment regarding shell companies, blank check companies, or small-cap stocks;
•	The financial performance and business prospects of the Company and its operating subsidiaries;
•	The availability of analyst coverage or research reports;
•	Compliance with exchange listing standards or quotation requirements.

(b) Holders

•	As of December 31, 2025, there was one (1) record holder of an aggregate of 1,000,000 shares of the Company's common stock issued and outstanding.
•	The sole record holder is Jonathan Cross, the Company's founder, sole officer, and director.
•

Following consummation of a Business Combination, the Company anticipates that the number of record holders will increase as shares are issued to sellers of Target Businesses, third-party investors, and potentially to the public through registered offerings or as a result of trading activity.

(c) Dividends

Dividend History

The Company has not declared or paid any cash dividends on its common stock since inception and does not anticipate or contemplate paying dividends in the foreseeable future.

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Dividend Policy

It is the present intention of management to utilize all available funds for the development of the Company's business, including:

•	Funding due diligence activities and pursuit of Business Combination opportunities;
•	Funding acquisitions of Target Businesses;
•	Funding operations and growth initiatives of acquired operating subsidiaries;
•	Funding working capital requirements of the holding company and its subsidiaries;
•	Repayment of debt, if any, incurred to fund acquisitions or operations.

Any decision to declare and pay dividends in the future will be made at the discretion of the Company's Board of Directors and will depend on numerous factors, including:

•	The Company's financial condition, results of operations, and cash flow;
•	The capital requirements of the Company and its operating subsidiaries;
•	Contractual restrictions, if any, imposed by debt agreements or other financing arrangements;
•	Legal restrictions on dividend payments under North Carolina corporate law;
•	The Board's assessment of the optimal use of capital to create shareholder value;
•	Tax considerations affecting the Company and its shareholders.

As a holding company, the Company's ability to pay dividends will depend on its receipt of dividends, distributions, or other cash flows from its operating subsidiaries. There can be no assurance that operating subsidiaries will generate sufficient cash flow to enable the holding company to pay dividends to shareholders.

No Dividend Restrictions Currently

The Company is not currently subject to any contractual, legal, or regulatory restrictions on its ability to pay dividends. However, as a development-stage company with no revenues and an accumulated deficit, the Company has no surplus or retained earnings from which dividends could be paid under North Carolina corporate law.

Following consummation of a Business Combination and assumption of debt or entry into credit agreements, the Company may become subject to contractual covenants restricting or prohibiting dividend payments. Any such restrictions will be disclosed in the Company's periodic reports filed with the SEC.

(d) Securities Authorized for Issuance under Equity Compensation Plans

Current Status

As of December 31, 2025, the Company has no equity compensation plans, stock option plans, restricted stock plans, or other equity-based compensation arrangements.

No securities have been authorized for issuance to employees, officers, directors, or consultants pursuant to any equity compensation plan.

Post-Combination Equity Compensation Plans

Following consummation of a Business Combination, the Company may adopt one or more equity compensation plans to:

•	Attract, retain, and incentivize key employees, officers, and directors;
•	Align management and employee interests with long-term shareholder value creation;
•	Provide competitive compensation packages relative to industry peers;
•	Conserve cash resources by providing equity-based compensation in lieu of cash compensation.

Any equity compensation plans adopted will be disclosed in the Company's periodic reports and, if required by applicable law or exchange listing standards, submitted to shareholders for approval.

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The Company expects that any equity compensation plans adopted will permit the issuance of stock options, restricted stock, restricted stock units, performance shares, or other equity-based awards.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2025, regarding securities authorized for issuance under the Company's equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	-0-	NA	-0-

Equity compensation plans not approved by security holders	-0-	NA	-0-

Total	-0-	NA	-0-

(e) Recent Sales of Unregistered Securities

Founder Share Issuance

On November 13, 2025 (the date of the Company's incorporation), the Company issued 1,000,000 shares of common stock to Jonathan Cross, the Company's founder, in consideration for Mr. Cross's commitment to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

Transaction Details:

•	Number of Shares: 1,000,000
•	Issue Price: No cash consideration; issued as consideration for Mr. Cross's binding, non-refundable expense-funding commitment
•	Purchaser: Jonathan Cross
•

Exemption from Registration: Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder (private placement to a single sophisticated investor who is an officer, director, and sole shareholder)

The shares issued to Mr. Cross are "restricted securities" under Rule 144 and may not be resold except pursuant to an effective registration statement or an exemption from registration.

No underwriters were involved in the issuance of the founder shares, and no commissions or other remuneration was paid in connection with the issuance.

No Other Issuances

Except as disclosed above, the Company has not sold any equity securities during the period from inception (November 13, 2025) through December 31, 2025.

(f) Issuer Purchases of Equity Securities

The Company has not repurchased any of its equity securities during the period from inception (November 13, 2025) through December 31, 2025.

The Company has no stock repurchase program or plan in place and does not anticipate repurchasing shares prior to consummation of a Business Combination.

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Following a Business Combination, the Company may consider implementing a stock repurchase program depending on:

•	The Company's financial condition and capital resources;
•	Alternative uses of capital, including acquisitions and growth investments;
•	Market conditions and the trading price of the Company's common stock;
•	Contractual or legal restrictions on repurchases; and
•	The Board of Directors' assessment of the best use of capital to create shareholder value.

Item 10. Recent Sales of Unregistered Securities

Overview

Since inception on November 13, 2025, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended (the "Securities Act"):

Founder Share Issuance

Transaction Details

Date of Issuance: November 13, 2025

Issuer: Shefford Small Business, Inc.

Purchaser: Jonathan Cross (individual)

Securities Issued: 1,000,000 shares of common stock (restricted securities)

Transaction Structure: Private placement

Consideration: No cash payment. The shares were issued in exchange for Jonathan Cross's commitment to fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination, without reimbursement or repayment obligation by the Company. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

Legal Basis for Exemption from Registration

The Company relied upon the following exemptions from the registration requirements of the Securities Act:

Section 4(a)(2) of the Securities Act

The issuance of the Founder Shares constituted an exempt transaction under Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Conditions Supporting Availability of Section 4(a)(2) Exemption:

•	No Underwriters: The transaction did not involve any underwriters, underwriting discounts, or commissions;
•	No General Solicitation or Advertising: The offer and sale of the Founder Shares were made directly to Jonathan Cross without general solicitation or advertising;
•	Restricted Securities: Restrictive legends were placed on all share certificates issued, restricting resale and transfer without registration or applicable exemption;
•	Accredited Investor: Jonathan Cross is an accredited investor (within the meaning of Regulation D, Rule 501) due to his position as the Company's founder and officer;
•	Direct Negotiation: The offer and sale resulted from direct negotiation between the Company and Mr. Cross without intermediaries;
•	No Offering Memorandum: No formal offering documents or prospectuses were distributed to the public.

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Regulation D, Rule 506 Safe Harbor

The issuance of the Founder Shares also qualified for the safe harbor provided by Regulation D, Rule 506 of the Securities Act, as amended, as follows:

•

Rule 506(b): The offering involved sales to an accredited investor (Jonathan Cross) without general solicitation or advertising. An unlimited number of accredited investors may participate in a Rule 506(b) offering.

•

Accredited Investor Status: Jonathan Cross qualifies as an accredited investor under Regulation D, Rule 501(a), based on his position as an officer and director of the Company and his business experience.

•	No Investment Limits: Because Mr. Cross is an accredited investor, there are no limitations on the amount of securities he may purchase.
•	No General Solicitation: The offering was not conducted through general solicitation or public advertising.
•	Restricted Resale: The Founder Shares are restricted securities that may be resold only in compliance with Rule 144 or pursuant to an effective registration statement.

Information Provided to Investors

In connection with the issuance of the Founder Shares, Jonathan Cross was provided with:

•	Access to Books and Records: Full access to the Company's books, records, and financial information (to the extent available at inception);
•	Access to Material Documents: Access to all material contracts and documents relating to the Company's organization, operations, and planned business activities;
•	Disclosure Documents: Copies of the Company's Certificate of Incorporation, Bylaws, and this Registration Statement (Form 10);
•	Right to Obtain Additional Information: The opportunity to obtain any additional information necessary to evaluate his investment, to the extent the Company possessed such information;
•	Opportunity for Questions: The opportunity to ask questions and obtain answers regarding the Company's proposed business operations, capital requirements, and Business Combination objectives.

No Restrictions on Founder's Investor Status

Jonathan Cross, as the Company's sole shareholder and an officer and director, was in a position to evaluate the merits and risks of the investment and did not require protection under securities registration requirements. Mr. Cross negotiated the terms of the Founder Share issuance directly with himself as the board of directors and sole shareholder.

Valuation of Founder Shares

Consideration for Shares

The 1,000,000 Founder Shares were issued for no cash consideration. Instead, they were issued as consideration for Jonathan Cross's commitment to:

•	Fund all expenses and costs incurred by the Company from inception through consummation of an initial Business Combination;
•	Provide such funding on a non-refundable, non-reimbursable basis;
•	Fund amounts sufficient to support the Company's ongoing operations, regulatory compliance, professional services, and due diligence activities;
•	Make no demands for reimbursement or repayment, either before or after a Business Combination is consummated.

Economic Value of Commitment

While no cash price was assigned to the Founder Shares, the consideration provided by Jonathan Cross—his binding commitment to fund all Company expenses through the initial Business Combination—represents substantial economic consideration. This commitment:

•	Ensures the Company has capital available for operations without external financing;
•	Eliminates the Company's need to seek and negotiate external financing (which would dilute existing interests and impose external constraints);
•	Aligns Mr. Cross's economic interests with successful Business Combination completion;
•	Eliminates conflicts of interest that might arise if the Company owed reimbursement obligations to an officer/director;
•	Represents a form of "sweat equity" typically employed in founder-stage companies.

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No Other Issuances

Except as disclosed above regarding the November 13, 2025 issuance of 1,000,000 Founder Shares to Jonathan Cross, the Company has not issued or sold any other securities since inception.

The Company currently has no commitments to issue additional shares of common stock prior to consummation of a Business Combination.

Authorized but Unissued Securities

Board Authorization

The Company's Board of Directors (currently consisting solely of Jonathan Cross) has the authority under the Company's Certificate of Incorporation to issue any or all of the authorized but unissued common stock and preferred stock without stockholder approval.

Authorized Securities:

•	Common Stock: 100,000,000 shares authorized; 1,000,000 issued and outstanding; 99,000,000 unissued and available for issuance
•	Preferred Stock: 10,000,000 shares authorized; zero issued and outstanding; 10,000,000 unissued and available for issuance

Anticipated Future Issuances

Pre-Combination: The Company does not anticipate issuing additional shares prior to consummation of a Business Combination, except in connection with any capital raises necessary to fund operations or due diligence activities.

In Connection with Business Combination: The Company expects to issue a substantial number of additional shares of common stock as consideration for the acquisition of a Target Business. Depending on the valuation of the Target Business, the form of consideration, and the need for third-party investor financing, such issuances may result in significant dilution of the existing shareholder's equity ownership percentage.

For Financing: If the Company determines it is necessary to raise external capital to fund acquisitions or support operations, the Company may issue additional shares of common stock or preferred stock to third-party investors.

Potential Dilution to Existing Shareholders

Dilution Through Business Combination Consideration

The Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination.

The extent of dilution to existing shareholders (Jonathan Cross) will depend on multiple factors, including:

•

Target Business Valuation: If a Target Business is valued at a significant multiple relative to the Company's current valuation, the Founder Shares will represent a smaller percentage of total outstanding shares following the Business Combination;

•	Form of Consideration: The greater the percentage of acquisition consideration paid in common stock (rather than cash or debt), the greater the dilution;
•	Third-Party Financing: If third-party investors provide capital to fund acquisitions, their equity ownership will dilute both the founder's and target business owners' shareholdings;
•	Earn-Out Arrangements: If acquisition consideration includes contingent earn-out payments payable in stock, additional shares may be issued post-closing, further diluting existing shareholders.

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Variability of Dilution

The Company notes that it is impossible to predict with precision whether a Business Combination will result in substantial dilution or modest dilution to existing shareholders. Examples:

Scenario 1 - Strong Target Balance Sheet:

•

If a Target Business has a relatively strong balance sheet, substantial cash flow, and minimal debt, the Company may be able to acquire it without issuing excessive shares or raising substantial external capital;

•	This could result in little or no dilution of the existing shareholder's percentage ownership;
•	However, the absolute value of shares may increase if the Business Combination creates enterprise value.

Scenario 2 - Weak Target Balance Sheet:

•

If a Target Business has a relatively weak balance sheet, requires significant capital investment to grow, or carries substantial debt, the Company may need to issue substantial additional shares as acquisition consideration or to raise financing;

•	This could result in significant dilution of the existing shareholder's percentage ownership;
•	The existing shareholder could see their ownership percentage reduced from 100% to a minority position.

Scenario 3 - Multiple Acquisitions:

•

If the Company pursues its stated "buy and build" strategy and acquires multiple businesses over time, cumulative issuances of shares in connection with successive acquisitions could result in substantial aggregate dilution of the original founder's ownership percentage.

No Anti-Dilution Protection

The Company has granted no anti-dilution rights, adjustment mechanisms, or preferences to protect Jonathan Cross from dilution through future share issuances in connection with Business Combinations or other equity financing.

Such dilution, if it occurs, will result from legitimate business transactions at fair valuations and will not be considered a "change of control" sale of the shell company. Instead, it will be a natural consequence of the Company's acquisition strategy and capital structure.

Use of Proceeds

No Proceeds from Founder Share Issuance

The Company received no cash proceeds from the November 13, 2025 issuance of the Founder Shares, as Jonathan Cross paid no cash consideration for the shares. In consideration for the 1,000,000 shares, as of the date of this Registration Statement, Mr. Cross has paid approximately $365.00 of expenses on behalf of the Company.

Source of Operating Capital

All operating capital and funding for Company expenses through the initial Business Combination will be provided by Jonathan Cross as non-refundable capital contributions made pursuant to his binding commitment at Company inception.

Funds advanced by Mr. Cross will be used for:

•	Regulatory Compliance and Reporting:

•	SEC filing fees and compliance costs
•	Audit and accounting services
•	Transfer agent and registrar services
•	Legal fees for regulatory compliance

•	Due Diligence and Business Development:

•	Professional advisor fees (investment bankers, consultants)
•	Travel and investigation expenses
•	Third-party reports and information gathering
•	Legal review and transaction documentation

•	General Administrative Expenses:

•	Corporate administrative costs
•	Insurance and bonding
•	Office equipment and supplies
•	Professional memberships and subscriptions

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No Other Sources of Funding

Except for Jonathan Cross's capital contributions, the Company has no other committed sources of funding. The Company does not have access to:

•	Bank credit facilities
•	Equipment or asset-based financing
•	Government grants or subsidies
•	Investor commitments for future capital raises
•	Lines of credit or borrowing arrangements

If Jonathan Cross's capital contributions are insufficient to fund the Company's operations through a Business Combination, the Company may be unable to continue operations or consummate a Business Combination.

Restriction on Transfer and Resale

Restricted Securities

All 1,000,000 Founder Shares issued to Jonathan Cross are "restricted securities" as defined under Rule 144 of the Securities Act. These shares may only be resold, transferred, or pledged in compliance with applicable securities laws, including:

•	Registration under the Securities Act: An effective registration statement covering the shares; or
•	Available Exemptions: Rule 144 (if conditions are satisfied) or other applicable exemptions.

Rule 144 Restrictions

Due to the Company's status as a shell company, Rule 144 resales are subject to additional restrictions. See Item 9 (Market Price of and Dividends on the Company's Common Equity and Related Stockholder Matters) for detailed discussion of Rule 144 restrictions applicable to shell company securities.

Restrictive Legends

All share certificates for the Founder Shares bear appropriate restrictive legends indicating their restricted status and prohibiting transfer except in compliance with applicable securities laws.

Item 11. Description of Registrant's Securities to be Registered

General

This section describes the material terms of the Company's capital stock. The following description is a summary and does not purport to be complete. It is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this Registration Statement on Form 10.

The Company was incorporated under the laws of the State of North Carolina on November 13, 2025.

Authorized Capital Stock

The authorized capital stock of the Company consists of:

•	Common Stock: 100,000,000 shares authorized, par value $0.0001 per share

	•	Issued and Outstanding: 1,000,000 shares as of December 31, 2025
	•	Unissued and Available for Issuance: 99,000,000 shares

•	Preferred Stock: 10,000,000 shares authorized, par value $0.0001 per share

	•	Issued and Outstanding: None
	•	Unissued and Available for Issuance: 10,000,000 shares

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The following summarizes the important provisions of the Company's capital stock.

Common Stock

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders.

Cumulative Voting: Holders of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.

Majority Voting: Except as otherwise required by law or the Certificate of Incorporation, all matters submitted to shareholders for a vote require approval by a majority of the votes cast by shareholders entitled to vote.

Special Voting Provisions: The Company's Certificate of Incorporation and Bylaws do not contain any special voting rights, super-majority voting requirements, or class voting provisions, except as may be established in connection with any series of preferred stock that may be issued in the future.

Dividend Rights

Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

The payment of dividends on common stock is subject to:

•	The availability of funds legally available for distribution under North Carolina law;
•	The discretion of the Board of Directors;
•	Any preferential dividend rights granted to holders of preferred stock;
•	Any restrictions imposed by debt agreements or other contractual obligations.

As disclosed in Item 9, the Company has not paid any dividends on its common stock since inception and does not anticipate paying dividends in the foreseeable future. The Company intends to retain all earnings, if any, for use in business operations, acquisitions, and growth initiatives.

Liquidation Rights

In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after:

•	Payment in full of all liabilities and debts of the Company; and
•	Payment of any liquidation preferences to holders of preferred stock (if any preferred stock has been issued with such preferences).

The Company's Certificate of Incorporation does not grant common stockholders any special liquidation preferences or priorities.

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Fully Paid and Non-Assessable

All outstanding shares of common stock are, and all shares of common stock to be issued pursuant to this Registration Statement will be, fully paid and non-assessable. This means that holders of common stock will not be subject to any further calls for capital contributions or assessments by the Company.

Preemptive Rights

Holders of common stock have no preemptive rights to purchase or subscribe for any shares of the Company's capital stock or any securities convertible into or exchangeable for such shares.

Consequently, if the Company issues additional shares of common stock (for example, in connection with a Business Combination or to raise capital), existing shareholders will not have any right to purchase a proportionate share of such newly issued shares to maintain their percentage ownership of the Company. Such issuances may result in dilution of existing shareholders' percentage ownership interests.

Conversion, Redemption, and Sinking Fund

There are no conversion rights, redemption rights, or sinking fund provisions with respect to the common stock.

The Company has no obligation or right to redeem or repurchase shares of common stock, and common stock is not convertible into any other class or series of securities.

Other Rights and Preferences

Holders of common stock have no:

•	Rights to subscribe for or purchase any additional securities;
•	Special assessment or call rights;
•	Preference rights with respect to dividends or liquidation;
•	Rights to consent to or approve extraordinary corporate transactions (beyond standard statutory voting rights);
•	Anti-dilution protection or adjustment rights.

Transfer Restrictions

All currently outstanding shares of common stock (1,000,000 shares held by Jonathan Cross) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, because they were issued in private transactions not involving a public offering.

Restricted securities may not be resold, transferred, pledged, or otherwise disposed of except:

•	Pursuant to an effective registration statement under the Securities Act; or
•	Pursuant to an available exemption from registration, such as Rule 144 (if applicable conditions are satisfied).

See Item 9 and Item 10 for detailed discussion of transfer restrictions and Rule 144 limitations applicable to shell company securities.

Preferred Stock

Authorization and Blank Check Preferred

The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series.

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The Board of Directors is authorized, without further stockholder approval, to:

•	Provide for the issuance of shares of preferred stock in one or more series;
•	Establish from time to time the number of shares to be included in each series;
•	Fix the designation, powers, preferences, and rights of the shares of each series; and
•	Fix the qualifications, limitations, or restrictions applicable to each series.

This authority is sometimes referred to as "blank check preferred stock" because it allows the Board to issue preferred stock with terms determined by the Board without requiring a shareholder vote.

Potential Terms of Preferred Stock

If and when the Board of Directors designates and issues preferred stock, such preferred stock could have any or all of the following rights, preferences, and privileges:

Dividend Rights:

•	Preferential dividend rights with priority over common stock dividends;
•	Cumulative or non-cumulative dividend rights;
•	Participating or non-participating dividend rights;
•	Fixed or adjustable dividend rates.

Liquidation Rights:

•	Liquidation preferences with priority over common stock;
•	Fixed or formula-based liquidation values;
•	Participating or non-participating liquidation rights.

Voting Rights:

•	Separate class voting rights on certain matters;
•	Enhanced or super-majority voting rights;
•	Right to elect one or more directors;
•	Right to veto or approve certain corporate actions.

Conversion Rights:

•	Right to convert into common stock at fixed or adjustable conversion ratios;
•	Mandatory conversion under specified conditions.

Redemption Rights:

•	Mandatory or optional redemption provisions;
•	Redemption at the option of the Company or the holder;
•	Fixed or formula-based redemption prices.

Priority Over Common Stock

Any shares of preferred stock issued by the Company would have priority over the common stock with respect to:

•	Dividend payments (preferred stockholders would receive dividends before common stockholders);
•	Liquidation distributions (preferred stockholders would receive liquidation proceeds before common stockholders).

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Potential Anti-Takeover Effects

The issuance of preferred stock could have anti-takeover effects, including:

Delay or Prevention of Change in Control:

•	The Board could issue preferred stock with voting rights that make it more difficult for a third party to acquire control of the Company without Board approval;
•	Class voting rights could enable preferred stockholders to block business combinations or other transactions;
•	Redemption rights could impose significant financial burdens on an acquirer.

Impeding Unsolicited Acquisition Proposals:

•	The Board could issue preferred stock to friendly parties to dilute the voting power or economic interest of a potential acquirer;
•	Dividend or liquidation preferences could make the Company a less attractive acquisition target.

Facilitating or Blocking Transactions:

•	Conversely, the Board could issue preferred stock with voting rights structured to facilitate a business combination favored by the Board;
•	The Board could issue preferred stock to provide a required percentage vote for approval of transactions.

Impact on Common Stockholders

The issuance of preferred stock could adversely affect common stockholders in several ways:

•	Dilution of Voting Power: Preferred stock with voting rights would dilute the voting power of common stockholders;
•	Dilution of Economic Interest: Preferred stock with dividend or liquidation preferences would reduce the amounts available for distribution to common stockholders;
•	Subordination: Common stock would be subordinated to preferred stock with respect to dividends and liquidation distributions;
•	Conversion Dilution: If preferred stock is convertible into common stock, conversion would dilute existing common stockholders' percentage ownership.

Board Discretion and Fiduciary Duties

Although the Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of the Company's stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price.

The Board of Directors is subject to fiduciary duties under North Carolina law, including:

•	Duty of Care: The duty to act on an informed basis and with the care of an ordinarily prudent person;
•	Duty of Loyalty: The duty to act in good faith and in the best interests of the Company and its stockholders.

These fiduciary duties govern the Board's exercise of its authority to issue preferred stock.

No Shareholder Approval Required

The Board of Directors does not presently intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or by the rules of any stock exchange on which the Company's securities may be listed in the future.

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Under North Carolina law, stockholder approval is not required for the issuance of preferred stock within the limits of authorized shares set forth in the Certificate of Incorporation.

Current Status - No Preferred Stock Issued or Planned

At present:

•	No shares of preferred stock have been designated or issued;
•	No rights, preferences, or privileges have been established for any series of preferred stock;
•	The Company has no current plans to issue any preferred stock or adopt any series, preferences, or other classifications of preferred stock.

Following a Business Combination:

•	The Company may consider issuing preferred stock if determined to be in the best interests of the Company and its stockholders;
•	Potential uses of preferred stock following a Business Combination could include raising capital, effecting acquisitions, or providing equity incentives.

Dividends

Dividend History

The Company has not paid any dividends on its common stock since inception and does not presently intend to pay cash dividends prior to consummation of a Business Combination.

Dividend Policy

The payment of cash dividends in the future, if any, will be contingent upon the Company's:

•	Revenues and earnings, if any;
•	Capital requirements and growth opportunities;
•	General financial condition and liquidity following consummation of a Business Combination, if any;
•	Contractual restrictions imposed by debt agreements or credit facilities;
•	Legal restrictions under North Carolina law on distributions to shareholders.

The payment of any dividends following a Business Combination will be within the discretion of the Company's then-existing Board of Directors.

Current Intention: It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations, including:

•	Funding Business Combination opportunities;
•	Funding operations and growth initiatives of operating subsidiaries;
•	Repayment of debt incurred to fund acquisitions;
•	Working capital and general corporate purposes.

Accordingly, the Board of Directors does not anticipate paying any cash dividends in the foreseeable future.

See Item 9 for additional discussion of the Company's dividend policy.

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Trading of Securities in Secondary Market

Current Status - No Trading Market

The Company presently has 1,000,000 shares of common stock issued and outstanding, all of which are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

There is currently no public trading market for the Company's common stock. The Company's common stock is not listed or quoted on any national securities exchange, over-the-counter market, or other trading platform.

Post-Combination Trading Markets

Following consummation of a Business Combination, the Company (as the parent holding company) may seek to list or quote its common stock for trading on one or more United States securities markets or trading platforms.

The Company may elect to apply for such listing or quotation immediately following a Business Combination or at some later time, depending on:

•	Whether the Company meets applicable listing or quotation standards;
•	The financial condition and market capitalization of the combined company;
•	Market conditions and investor demand;
•	The cost and administrative burden of maintaining a listing;
•	Strategic considerations.

Potential Trading Platforms

NASDAQ Capital Market:

In order to qualify for initial listing on the NASDAQ Capital Market (formerly known as NASDAQ Small-Cap Market), a company must meet one of three alternative financial standards plus distribution and corporate governance requirements:

Alternative 1 - Equity Standard:

•	Stockholders' equity of at least $5,000,000
•	Market value of publicly held shares of at least $15,000,000
•	At least 300 round-lot shareholders
•	Minimum bid price of $4.00 per share
•	At least three market makers (or two if using an electronic order-book)
•	Compliance with NASDAQ corporate governance requirements

Alternative 2 - Market Value of Listed Securities:

•	Market value of listed securities of at least $50,000,000
•	Market value of publicly held shares of at least $15,000,000
•	At least 300 round-lot shareholders
•	Minimum bid price of $4.00 per share
•	At least three market makers (or two if using an electronic order-book)
•	Compliance with NASDAQ corporate governance requirements

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Alternative 3 - Net Income:

•	Net income from continuing operations of at least $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years
•	Market value of publicly held shares of at least $15,000,000
•	At least 300 round-lot shareholders
•	Minimum bid price of $4.00 per share
•	At least three market makers (or two if using an electronic order-book)
•	Compliance with NASDAQ corporate governance requirements

Continued Listing Requirements:

To maintain listing on the NASDAQ Capital Market, a company must meet ongoing maintenance standards, including:

•	Minimum stockholders' equity of $2,500,000 (or alternative market value or net income standards)
•	Minimum market value of publicly held shares of $1,000,000
•	Minimum bid price of $1.00 per share
•	At least 300 round-lot shareholders
•	Compliance with NASDAQ corporate governance requirements
•	Timely filing of periodic reports with the SEC

Other NASDAQ Markets:

If the Company achieves higher financial performance and market capitalization, it may seek to list on:

•	NASDAQ Global Market (higher initial listing standards)
•	NASDAQ Global Select Market (highest listing standards)

NYSE or NYSE American:

The Company may alternatively seek listing on:

•	NYSE American (formerly NYSE MKT and American Stock Exchange) - generally lower initial listing standards than NYSE
•	New York Stock Exchange (NYSE) - highest listing standards

Each exchange has different initial listing standards and continued listing requirements. The Company cannot provide assurance that it will meet the standards of any exchange or that any listing application will be approved.

OTC Markets Group Inc.:

If the Company does not meet the qualifications for listing on NASDAQ or another national securities exchange, the Company may apply for quotation of its securities on trading platforms operated by OTC Markets Group Inc., including:

OTCQX Best Market:

•	Premium tier for established, investor-focused U.S. and international companies
•	Requires verified Company disclosure through OTC Markets' disclosure and news service
•	Annual verification and management certification
•	Minimum bid price of $0.01
•	Financial standards (varies by company type)

OTCQB Venture Market:

•	Venture stage market for entrepreneurial and development-stage U.S. and international companies
•	Requires current reporting with the SEC or alternative disclosure through a registered bank or qualified third-party
•	Annual verification and management certification
•	Minimum bid price of $0.01
•	No financial standards (beyond penny stock bid price requirement)

OTC Pink Open Market:

•	Open market with no financial standards or reporting requirements
•	Can accommodate companies with varying levels of disclosure
•	May include "current information," "limited information," or "no information" designations
•	Lowest liquidity and transparency of OTC Markets tiers

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Expert Market:

•	For securities where no current information is available
•	Restricted to broker-dealers and professional investors (not available to retail investors)

Note on Liquidity: Trading on OTC Markets generally provides less liquidity, visibility, and price transparency than trading on a national securities exchange. Securities quoted on OTC Markets may experience greater price volatility and wider bid-ask spreads.

Successor Issuer Status and "Back Door" Registration

Important Note Regarding Reporting Status:

The Company's Business Combination strategy contemplates that the Company will remain the reporting entity following a Business Combination, and Target Businesses will become subsidiaries of the Company.

Historically, the SEC has taken the position that a non-reporting company that acquired a reporting "blank check" company would not automatically become a "successor issuer" to the reporting obligations of the blank check company by virtue of Exchange Act Rule 12g-3(a).

The SEC's position (as clarified in correspondence) is that the definition of "succession" under Rule 12g-3(a) requires "the direct acquisition of the assets comprising a going business," and a "blank check" company does not satisfy these criteria.

Avoiding "Back Door" Registration:

The Company's holding company structure is designed such that:

•	The Company remains the reporting entity following Business Combinations;
•	Target Businesses become subsidiaries and do not succeed to the Company's reporting obligations;
•	Business Combinations are not structured as "reverse mergers" where the target becomes the parent or where the Company merges into the target.

As a result, Business Combinations structured in this manner will not be deemed "back door" registrations.

"Back door" registration is a term used to describe the manner in which a formerly non-reporting company becomes subject to Exchange Act reporting obligations after acquiring a reporting "blank check" company. Because information about the acquired business is filed under cover of Form 8-K (or Super 8-K) rather than Form 10, it has been referred to as a "back door" method of going public.

By maintaining the Company as the continuing reporting entity with Target Businesses as subsidiaries, the Company avoids characterization as a "back door" registration vehicle.

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Available Exemptions for Future Securities Issuances

Regulation D - Rules 504 and 506

The Company may issue additional securities prior to or following a Business Combination in reliance on exemptions from registration under the Securities Act, including:

Rule 504 - Limited Offerings Not Exceeding $10,000,000:

Rule 504 of Regulation D provides an exemption for offerings and sales of securities not exceeding $10,000,000 within a 12-month period, subject to certain conditions.

Note on Availability to Shell Companies: The SEC staff has historically taken the position that Rule 504 is not available to "blank check" companies or shell companies. However, Rule 504 may become available following a Business Combination if the Company ceases to be a shell company.

Rule 506(b) - Private Placements to Accredited Investors:

Rule 506(b) of Regulation D provides an exemption for private placements to an unlimited number of accredited investors and up to 35 non-accredited investors, provided:

•	No general solicitation or advertising is used;
•	Appropriate disclosures are provided to investors;
•	Securities are restricted and bear appropriate legends.

Rule 506(b) is available to shell companies and blank check companies.

Rule 506(c) - General Solicitation to Accredited Investors:

Rule 506(c) of Regulation D permits general solicitation and advertising in offerings, provided:

•	All purchasers are accredited investors;
•	The issuer takes reasonable steps to verify that purchasers are accredited investors;
•	Securities are restricted and bear appropriate legends.

Rule 506(c) is available to shell companies and blank check companies.

Note on Rule 505:

Prior to 2016, Regulation D included Rule 505, which provided an exemption for offerings up to $5,000,000. Rule 505 was eliminated in 2016 and is no longer available.

Other Exemptions

The Company may also rely on other exemptions from registration, including:

•	Section 4(a)(2) of the Securities Act (private placements)
•	Regulation A (mini-public offerings up to $75,000,000)
•	Regulation S (offshore offerings)
•	Intrastate offering exemptions under Section 3(a)(11) and Rule 147/147A
•	Employee benefit plan exemptions under Section 3(b) and Rule 701

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Anticipated Use of Exemptions

The Company has considered the possible need to issue shares prior to or in connection with a Business Combination and may rely on available exemptions under Regulation D or other exemptions:

•	To complete a Business Combination (issuing shares to sellers of Target Businesses);
•	To raise capital to fund acquisitions, operations, or growth initiatives;
•	To retain consultants, finders, investment bankers, or other professionals to locate and evaluate potential Target Businesses;
•	For any other business purpose deemed necessary and in the best interests of the Company's shareholders.

The Company does not intend to conduct a registered public offering of its securities at this time.

Transfer Agent and Registrar

The Company has engaged VStock Transfer, LLC., located at 18 Lafayette Place, Woodmere, NY 11598 to serve as transfer agent and registrar for the Company's common stock.

(b) Debt Securities

The Company has no debt securities to be registered at this time.

Following a Business Combination, the Company may issue debt securities, including:

•	Senior or subordinated notes;
•	Convertible debt securities;
•	Debentures;
•	Other forms of indebtedness.

Any such debt securities would be described in amendments to this Registration Statement or in separate registration statements, as applicable.

(c) Other Securities to be Registered

The Company has no other securities (such as warrants, options, or rights) to be registered at this time.

Following a Business Combination, the Company may issue:

•	Stock options or other equity awards under equity compensation plans;
•	Warrants to purchase common stock or preferred stock;
•	Rights offerings to existing shareholders;
•	Other derivative securities.

Any such securities would be described in amendments to this Registration Statement or in separate registration statements, as applicable.

No Underwriting or Sales Commissions

No underwriters, finders, or compensation intermediaries were involved in the issuance of the Founder Shares. No underwriting discounts, commissions, or other compensation was paid or incurred in connection with the transaction.

Jonathan Cross negotiated and consummated the Founder Share issuance directly without intermediaries or advisors.

No Material Terms or Conditions

The Founder Shares were issued without any material conditions, warrants, options, conversion rights, or contingencies. All 1,000,000 shares are identical common shares with identical voting rights and economic rights.

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Item 12. Indemnification of Directors and Officers

Statutory Authority for Indemnification

North Carolina Business Corporation Act Framework

The Company was incorporated under the laws of the State of North Carolina on November 13, 2025. Accordingly, the Company's indemnification and director liability limitation provisions are governed by the North Carolina Business Corporation Act (N.C. Gen. Stat. § 55-1-40100 et seq.).

The North Carolina Business Corporation Act provides a comprehensive framework for indemnification of directors and officers.

Indemnification Under North Carolina Law

The North Carolina Business Corporation Act, specifically Sections 8.51-8.59 (N.C. Gen. Stat. § 55-8-51 through 55-8-59), provides that a corporation may indemnify any individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because of being a director or officer of the corporation against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding.

Key Provisions:

The North Carolina statute permits indemnification of directors, officers, and other agents of the corporation in connection with proceedings—whether civil, criminal, administrative, or investigative—if:

1.	Conduct Standard: The individual acted in good faith; and
2.	Reasonable Belief Standard: The individual reasonably believed that:

•	In the case of conduct in an official capacity, the conduct was in the best interests of the corporation; or
•	In all other cases, the conduct was not opposed to the best interests of the corporation.

3.	Criminal Proceedings Special Rule: With respect to any criminal proceeding, the individual had no reasonable cause to believe their conduct was unlawful.

Derivative Actions:

In derivative actions (suits brought on behalf of the corporation), indemnification is permitted, but:

•	Indemnification is limited to reasonable expenses (including attorneys' fees) incurred in defending the action;
•	No indemnification of judgments, fines, settlements, or penalties is permitted in derivative actions unless court-approved in the court's discretion;
•	Court approval is required before any indemnification where the defendant director/officer has been found liable to the corporation.

Limitation on Indemnification:

The statute provides that indemnification is not exclusive and may be supplemented by:

•	Indemnification provisions in the certificate of incorporation;
•	Indemnification provisions in bylaws;
•	Indemnification provisions in agreements with the corporation;
•	Indemnification authorized by shareholder vote; or
•	Indemnification authorized by a vote of disinterested directors.

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Company's Indemnification Provisions

Certificate of Incorporation - Broad Indemnification

The Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by the North Carolina Business Corporation Act, any person (including directors, officers, employees, and agents) who:

•	Is a party to, or is threatened to be made a party to, any proceeding (whether civil, criminal, administrative, or investigative);
•	Acts in such capacity as a director, officer, employee, or agent of the Company; and
•	Meets the applicable conduct standards under North Carolina law.

Scope of Indemnification:

The Company's indemnification obligation covers:

•	Reasonable expenses, including attorneys' fees and court costs;
•	Judgments and awards (except in derivative actions without court approval);
•	Fines and penalties imposed by courts or administrative bodies (except in derivative actions);
•	Amounts paid in settlement of proceedings (except in derivative actions without court approval);
•	Other expenses and costs reasonably incurred in defending against, settling, or otherwise resolving proceedings.

Advancement of Expenses:

The Company's Certificate of Incorporation and Bylaws authorize the Company to advance reasonable expenses (including attorneys' fees) to any director or officer before the final resolution of any proceeding, provided:

•	The individual undertakes to repay such advances if it is ultimately determined that indemnification is not permitted; and
•	The individual provides a written undertaking to repay advanced amounts if indemnification is denied.

Director Liability Limitation

Statutory Authority Under North Carolina Law

The North Carolina Business Corporation Act, specifically Section 2.02(b)(4) (N.C. Gen. Stat. § 55-2-02(b)(4)), permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

However, this liability limitation does not apply to the following:

1.	Duty of Loyalty: Any breach of the director's duty of loyalty to the corporation or its stockholders;
2.	Bad Faith/Misconduct: Any act or omission not in good faith or which involves:

•	Intentional misconduct; or
•	A knowing violation of law;

3.	Unlawful Distributions: Any payment of dividends or redemption or repurchase of stock in violation of applicable law;
4.

Improper Personal Benefit: Any transaction from which the director derived an improper personal benefit, including a benefit arising from a transaction without fair dealing by the director with respect to the corporation in a manner the interested director knows was a material fact.

Company's Director Liability Limitation Provision

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the North Carolina Business Corporation Act, the following individuals shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors:

•	Each director of the Company; and
•	Each person serving in a similar capacity.

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Exceptions to Liability Limitation:

Consistent with North Carolina law, this liability limitation does not eliminate personal liability in the following circumstances:

1.	Breach of Duty of Loyalty: Any breach of the director's fiduciary duty of loyalty to the Company or its stockholders;
2.	Bad Faith or Misconduct: Acts or omissions that:

•	Are not in good faith;
•	Involve intentional misconduct; or
•	Constitute a knowing violation of law;

3.	Unlawful Corporate Distributions: Any payment of unlawful dividends, or any unlawful repurchase or redemption of Company stock;
4.	Improper Personal Benefit: Any transaction or course of conduct from which the director derived an improper personal benefit, meaning a benefit to which the director was not legally entitled.

Important Limitations on Indemnification and Liability Limitation

What IS Covered

Directors and officers are protected from personal liability and may be indemnified for:

•	Ordinary business decisions made in good faith;
•	Decisions regarding Business Combination opportunities;
•	Decisions regarding the pursuit or rejection of potential Target Businesses;
•	Reasonable mistakes in judgment regarding financial or strategic matters;
•	Costs of defending against claims or allegations later determined to be unfounded.

What IS NOT Covered

Directors and officers are NOT protected from personal liability and CANNOT be indemnified for:

•	Breach of Duty of Loyalty: Favoring personal interests over the Company's interests; conflicted transactions without fair dealing; competing with the Company; usurping corporate opportunities;
•	Bad Faith Conduct: Intentional misconduct, knowing violations of law, reckless conduct, or willful blindness to potential illegality;
•	Unlawful Actions: Violating securities laws, federal laws, state laws, or regulations;
•	Unlawful Distributions: Declaring or paying dividends in violation of law; unlawfully repurchasing or redeeming stock;
•	Improper Personal Benefit: Engaging in self-dealing transactions without fair dealing and disclosure; extracting personal benefits to which the director was not legally entitled;
•	Gross Negligence or Recklessness: Conduct far exceeding ordinary business judgment protections;
•	Derivative Action Judgments: If found liable to the Company in a derivative action, directors cannot be indemnified for such liability (though attorneys' fees may be covered).

Insurance and Other Protections

Directors and Officers Insurance

The Company may maintain or purchase directors and officers liability insurance covering:

•	Directors, officers, and employees of the Company;
•	Potential liabilities arising from the Company's and directors'/officers' operations;
•	Defense costs and judgment amounts;
•	Claims arising from alleged breaches of fiduciary duty, negligence, errors, or omissions.

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Such insurance may be in excess of, or supplementary to, indemnification provided under the Certificate of Incorporation, Bylaws, or North Carolina law.

The Company has not yet purchased directors and officers liability insurance but may do so in the future as determined appropriate by the Board of Directors.

Indemnification Agreements

The Company may enter into indemnification agreements with directors, officers, and other agents that provide additional protections beyond statutory indemnification and the Certificate of Incorporation provisions.

The Company has not yet entered into such agreements with Jonathan Cross or any other individual, but may do so in the future.

Application to Current Director and Officers

Jonathan Cross - Sole Director and Officer

Jonathan Cross currently serves as:

•	Director
•	President

As both the sole director and sole officer (and sole shareholder) of the Company, Jonathan Cross is entitled to:

•	Indemnification under the Company's Certificate of Incorporation and North Carolina law for actions taken in good faith in the best interests of (or not opposed to the best interests of) the Company;
•	Advancement of Expenses for reasonable attorneys' fees and costs incurred in defending against proceedings related to his service as director and officer;
•

Director Liability Limitation protecting him from personal liability for monetary damages for breach of fiduciary duty, except for breaches of the duty of loyalty, bad faith conduct, unlawful actions, and improper personal benefit transactions.

Potential Conflicts of Interest

As the sole shareholder, sole director, and sole officer, Jonathan Cross has significant influence over:

•	The determination of whether indemnification is appropriate;
•	Decisions regarding Business Combinations;
•	Approval of related party transactions;
•	Other material corporate decisions.

Investor Awareness: Investors should be aware of this concentrated authority structure and the potential for conflicts of interest. While Mr. Cross is bound by fiduciary duties under North Carolina law, the remedies available to minority shareholders or the Company if those duties are breached may be limited.

Following a Business Combination, the Company expects to appoint additional directors and potentially establish committees to provide independent oversight and reduce potential conflicts of interest.

Post-Combination Considerations

Expansion of Board

Following consummation of a Business Combination, the Company may appoint additional directors and officers. The indemnification and liability limitation provisions described in this Item 12 will apply to all directors and officers of the Company, whether current or future.

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Acquisition Target Protections

The Company acknowledges that sellers of Target Businesses and acquirees in Business Combinations may request:

•	Indemnification from the Company for their own directors and officers;
•	D&O insurance coverage;
•	Indemnification escrows or holdbacks;
•	Other protections against post-closing liabilities.

The Company will evaluate and negotiate such requests on a case-by-case basis in connection with specific Business Combinations.

Tax and Accounting Considerations

Indemnification payments and D&O insurance premiums may have:

•	Tax implications for the Company (potential deductibility limitations);
•	Accounting implications (expensing, reserves, contingent liability disclosure);
•	Financial statement implications (disclosure of contingent liabilities and insurance coverage).

Limitation on Shareholder Remedies

Limited Remedy Against Directors for Ordinary Business Decisions

The combination of:

•	The broad indemnification provision in the Company's Certificate of Incorporation;
•	The director liability limitation in the Company's Certificate of Incorporation; and
•	The general indemnification provisions of North Carolina law results in significant limitations on shareholders' ability to recover damages from directors for most business decisions made in their official capacity.

Carve-Outs Remain

Shareholders retain the ability to seek recovery from directors for:

•	Breach of duty of loyalty (self-dealing, usurpation of opportunities);
•	Bad faith conduct or intentional misconduct;
•	Knowing violations of law;
•	Unlawful corporate actions (unlawful dividends, unlawful share repurchases);
•	Actions for improper personal benefit.

Derivative Actions

Shareholders may bring derivative actions on behalf of the Company to:

•	Seek recovery of damages for breaches of fiduciary duty;
•	Enforce the Company's rights against directors or officers;
•	Seek injunctive relief to prevent improper corporate actions.

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However, in derivative actions, recovery is limited to:

•	Compensatory damages (not punitive damages);
•	Reasonable attorneys' fees (in the directors' discretion or by court order);
•	Disgorgement of improper personal benefits.

Derivative actions are often expensive and time-consuming, and shareholders should be aware of these limitations before investing in the Company.

Reference to Certificate and Bylaws

The complete indemnification and director liability limitation provisions are set forth in:

•	Certificate of Incorporation;
•	Bylaws;

Copies of both documents have been filed as exhibits to this Registration Statement on Form 10 and are incorporated by reference into this Item 12.

Conclusion

In summary, the Company provides broad indemnification and director liability protection to its directors and officers under the North Carolina Business Corporation Act and the Company's Certificate of Incorporation and Bylaws. However, these protections do not extend to breaches of the duty of loyalty, bad faith conduct, knowing violations of law, or improper personal benefit transactions.

Jonathan Cross, as the Company's sole director and officer, currently benefits from these protections. Investors should be aware of both the protections provided to management and the limitations on shareholder remedies that result from these protections.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10*.

(i)	Balance Sheet as of December 31, 2025

(ii)	Statement of Operations for the period from inception (November 13, 2025) through , December 31, 2025

(iii)	Statement of Changes in Stockholders’ Equity (Deficit) for the period from inception (November 13, 2025) through December 31, 2025.

(iv)	Statement of Cash Flows for the period from inception (November 13, 2025) through December 31, 2025.

(v)	Notes to Financial Statements

*The financial statements follow page 21 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

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Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-8.

(b) Exhibits.

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
EX-1	Certificate of Incorporation		10-12G		1	02-02-2026

EX-2	By-Laws		10-12G		2	02-02-2026

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Shefford Small Business, Inc.
Date: March 16, 2026	By:	/s/ Jonathan Cross
Jonathan Cross, President and CEO

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SHEFFORD SMALL BUSINESS, INC.

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Shefford Small Business Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Shefford Small Business, Inc. as of December 31, 2025 and the related statements of operation, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from November 13, 2025 (inception) through December 31, 2025. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from November 13, 2025 (inception) through December 31, 2025 in conformity with accounting principles generally accepted in the United States of America..

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2025.

PCAOB ID 6104

Vancouver, Washington

January 20, 2026

F-2

SHEFFORD SMALL BUSINESS, INC. BALANCE SHEET

December 31, 2025
ASSETS
Current Assets:

Cash	$240

Total Assets	$240

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:	—
Accounts payable	$—
Total Liabilities	—

Commitments and contingencies	—

Stockholder’s Equity (Deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 1,000,000 shares issued and outstanding	100
Additional paid-in capital	265
Accumulated deficit	(125)
Total Stockholder’s Equity	240

Total Liabilities and Stockholder’s Equity	$240

The accompanying notes are an integral part of these financial statements.

F-3

SHEFFORD SMALL BUSINESS, INC. STATEMENT OF OPERATIONS

November 13, 2025 (Date of Inception) through December 31, 2025
Operating Expenses:
General and administrative expenses	$125
Total operating expenses	125

Loss from operations	(125)

Net loss before provision for income tax	$(125)
Provision for income tax	—
Net Loss	(125)

Loss per share– basic and diluted	$(0.00)

Weighted average shares – basic and diluted	979,592

The accompanying notes are an integral part of these financial statements.

F-4

SHEFFORD SMALL BUSINESS, INC. STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FROM NOVEMBER 13, 2025 (Date of Inception) THROUGH DECEMBER 31, 2025

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
November 13, 2025 (Date of Inception)	—	$—	—	$—	$—	$—	$—
Common stock issued for founder shares	—	—	1,000,000	100	—	—	100
Contributed capital – related party	—	—	—	—	265	—	265
Net loss	—	—	—	—	—	(125)	(125)
Balance at December 31, 2025	—	$—	1,000,000	$100	$265	$(125)	$240

The accompanying notes are an integral part of these financial statements.

F-5

SHEFFORD SMALL BUSINESS, INC. STATEMENT OF CASH FLOWS
November 13, 2025 (Date of Inception) through December 31, 2025
Cash flows from operating activities:
Net loss	$(125)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:	—

Net cash used in operating activities	(125)

Cash flows from investing activities:	—

Cash flows from financing activities:
Common stock issued for founder shares	100
Contributed capital – related party	265
Net cash provided by financing activities	365

Net change in cash	240

Cash, beginning of period	—

Cash, end of period	$240

The accompanying notes are an integral part of these financial statements.

F-6

SHEFFORD SMALL BUSINESS, INC.

Notes to the Financial Statements

December 31, 2025

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

SHEFFORD SMALL BUSINESS, INC. (the “Company”) was incorporated under the laws of the State of North Carolina on November 13, 2025, and has been inactive since inception. The Company intends to serve as a vehicle to effect a merger or acquisition, or similar business combination with an entity actively engaged in business which generates revenues. The Company will not restrict its potential candidate Target Businesses to any specific business, industry or geographical location and thus, may acquire any type of business in any geographical location.

The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities, without incurring any liabilities that must be satisfied in cash, until a source of funding is secured. The Company will offer non-cash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are reported in United States dollars. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits.  The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  There were no cash equivalents at December 31, 2025.

Stock-based Compensation

We account for equity-based transactions with employees and non-employees under the provisions of ASC 718, Compensation - Stock Compensation, which establishes that equity awards issued to employees and non-employees for services are valued at the grant date fair value of the equity award. An expense is recognized over the requisite service or vesting period. The fair value of stock options issued as compensation shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in ASC 718.

F-7

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accordance with US GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of December 31, 2025, there are no potentially dilutive shares.

Operating Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”), or decision maker group, in deciding how to allocate resources to an individual segment and in assessing performance. Our chief operating decision–making group is composed of the Chief Executive Officer. The Company has one operating segment as of December 31, 2025.

F-8

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company currently has no business or recurring income, which raises substantial doubt about its ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company’s ability to merge with or acquire profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

Jonathan Cross, the Company’s sole shareholder (its original incorporator), has paid all expenses incurred by the Company, which includes basic state and local fees and taxes, and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Company’s registration of its Common Stock on Form 10 in return for 1,000,000 Common Shares. In addition, Mr. Cross contributed $265 to the Company to pay general operating expenses. On a going forward basis, Mr. Cross has committed to funding all expenses incurred by the Company through the date of completion of a business combination without repayment.

We utilize the office space and equipment of our stockholder at no cost. Management estimates such amounts to be immaterial.

NOTE 5 - STOCKHOLDER’S EQUITY

Upon formation, the Board of Directors issued 1,000,000 shares of common stock for $100 to Mr. Cross. In addition, Mr. Cross contributed an additional $265, to form the Company and to open the Company’s bank account.

The stockholder’s equity section of the Company contains the following classes of capital stock as of December 31, 2025:

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 1,000,000 shares issued and outstanding

•

Preferred stock, $ 0.0001 par value: 10,000,000 shares authorized; none issued and outstanding. At present, no rights have been established for the preferred stock and we have no plans to either issue any preferred stock nor adopt any series, preferences or other classification of preferred stock

NOTE 6 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is using the U.S. federal income tax rate of 21%.

F-9

The provision for Federal income tax consists of the following December 31:

2025
Federal income tax benefit attributable to:
Current Operations	$(25)
Change in valuation allowance	25
Net provision for Federal income taxes	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

2025
Deferred tax asset attributable to:
Net operating loss carryover	$(50)
Less: valuation allowance	50
Net deferred tax asset	$—

At December 31, 2025, the Company had net operating loss carry forwards of approximately $50 that may be offset against future taxable income. No tax benefit has been reported in the December 31, 2025 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC 740, Income Taxes, provides guidance on accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. All periods since inception are open to tax examination by taxing authorities.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2025, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that there are no material subsequent events to disclose in these financial statements.

F-10